                                                                   Exhibit 10.42


                        BATAN INSURANCE COMPANY SPC, LTD

                             EXCESS LIABILITY POLICY

Coverage is provided in the Company checked below.

[X]  BATAN INSURANCE COMPANY SPC, LTD. ON BEHALF OF
     RTSI SEGREGATED PORTFOLIO
     C/O AON INSURANCE MANAGERS (CAYMAN) LTD.
     720 WEST BAY ROAD - BUCKINGHAM SQUARE
     GEORGE TOWN, GRAND CAYMAN, BRITISH WEST INDIES

Previous Policy No.: New                              Policy No.:SPA-001/03

                                      DECLARATIONS
NAMED INSURED, MAILING ADDRESS:                      PRODUCER & CODE NUMBER:
Radiation Therapy Services, Inc. (et. al)            Independently Procured Coverage
(including those listed on the primary policies)
2234 Colonial Boulevard
Fort. Myers, Florida 33907


1.   Policy Period:

     From: October 14, 2003 to October 14, 2004 at 12:01 A.M. Standard Time at your mailing address shown above.

2. Limits of Insurance - 100% part of the layer (Subject to various Sub Limits of Coverage See Endorsement #2)

     $20,000,000 per occurrence
     $20,000,000 policy aggregate

     IN EXCESS OF TOTAL UNDERLYING LIMITS OF

     $1,000,000 per occurrence
     $Nil       policy aggregate

3.   Deposit Premium: $1,157,210.00

4.   Basis of Premium: Adjustable - Subject to Final Audit of Exposures.

5.   Endorsements Attached to this Policy: ZC13034 (1), ZC13034 (2), HCEL001

6.   Controlling Underlying Policies


                                  Company:      Columbia Casualty Company
                           Policy Numbers:      2234-9150
                            Policy Period:      October 1, 2003 to October 14, 2004
Claims-Made Retroactive Date Applicable to      July 6, 1981 and various other dates
                        Underlying Policy:      as listed on the underlying policy(ies).

COUNTERSIGNED: APRIL 8, 2004                    BY:
                                                Mr. Daniel E. MacLean
                                                For & on behalf of Aon Insurance Managers (Cayman) Ltd.
                                                As Secretary for University Community Health Insurance
                                                Company SPC, Ltd.

                     AMEND NAMED INSURED & RETROACTIVE DATES
                                  ZC 13034 (1)

It is agreed that the Named Insured, Mailing Address and Retroactive Dates on the Declarations page are completed to include:

"The complete listing of named insureds and retroactive dates, as amended from time to time, is on file with the Risk Management Department of Radiation Therapy Services, Inc., 2234 Colonial Boulevard, Ft. Myers, Florida 33907."








         ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.

Named Insured:                    RADIATION THERAPY SERVICES, INC.
Policy Number:                    SPA-001/03
Endorsement Effective Date:       OCTOBER 14, 2003
Endorsement Number:               1
Endorsement Issue Date:           OCTOBER 14, 2003

                       SUB LIMITS OF COVERAGE ENDORSEMENT
                                  ZC 13034 (2)

It is hereby agreed and understood, that in consideration of the premium charged, that Item 2 on the Declarations Page is completed to include a listing of various sub-limits of coverages for specific organizations and individuals insured under this policy. This listing which changes from time to time, is maintained by the Risk Management Department of Radiation Therapy Services, Inc., 2234 Colonial Boulevard, Ft. Myers, Florida 33907 and is incorporated here by reference.













         ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.

Named Insured:                  RADIATION THERAPY SERVICES, INC.
Policy Number:                  SPA-001/03
Endorsement Effective Date:     OCTOBER 14, 2003
Endorsement Number:             2
Endorsement Issue Date:         OCTOBER 14, 2003

READ THE ENTIRE POLICY CAREFULLY TO DETERMINE RIGHTS, DUTIES AND WHAT IS AND WHAT IS NOT COVERED.

NOTICE: THIS POLICY IS INCOMPLETE UNLESS SECTION 1, DECLARATIONS, IS ATTACHED.

This policy has been issued in reliance upon the statements in the Declarations and in the application submitted for this insurance. Various provisions in this policy restrict coverage.

Wherever used in this policy, the words "YOU" and "YOUR" refer to the "Named Insured" shown in the Declarations and the words "WE", "US", and "OUR" refer to the Company providing this insurance. Other words and phrases in this policy that appear in quotation marks have special meanings. Refer to the Definitions provision in this Section when the meanings are not defined where used.

All coverages of this policy are subject to the following General Provisions:

1)   INSURING AGREEMENT

In consideration of the payment of the premium, and in reliance upon the statements in the Declarations and in the application made a part of this policy, subject to all of the terms of this policy, we agree to indemnify any "insured" that portion of "ultimate net loss" in excess of "underlying insurance" stated in Item 6 of the Declarations.

Except as otherwise provided by the specific terms contained in this policy, the insurance afforded by this policy shall follow all the terms, conditions, definitions and exclusions of the "governing underlying insurance policy" designated in Item 6 of the Declarations. Should any of the provisions of the "governing underlying insurance policy" conflict with our policy, the provisions of our policy will apply.

2)   LIMITS OF LIABILITY

The insurance afforded by this policy applies separately to each "insured" against whom claim is made or suit is brought, except with respect to our limits of liability.

Regardless of the number of "insureds" under this policy, persons or organizations who sustain injury or damage, or claims made or suits brought, our liability is limited as follows:

     (i) Our limits of liability under this policy apply only after the "underlying insurer" has paid or are liable to pay the full amount of its per occurrence limit of liability stated in Item 2 of the Declarations.

     (ii) Our total limit of liability for all "ultimate net loss" as the result of any one "occurrence" or "medical incident" shall not exceed the limit of liability stated in Item 2 of the Declarations as applicable to each "occurrence" or "medical incident". Should any single event result in both an "occurrence" and a "medical incident" for which coverage is provided by the provisions of this policy, nonetheless, our total liability for such single event shall not exceed the amount stated in Item 2 of the Declarations as the "Each Occurrence or Medical Incident" limit.

     (iii)Our total limit of liability for all "ultimate net loss" because of all "occurrences", to which this policy applies, shall not exceed the limit of liability stated in Item 2 of the Declarations as the Policy Aggregate.

3.   PERSONS OR ENTITIES INSURED

Any person or organization which is an insured under the terms of the "governing underlying insurance policy", unless specifically excluded by this policy.

4.   DEFENSE AND EXPENSES FOR CLAIMS AND SUITS

We shall not be obligated to investigate, defend or settle any loss, claim or suit against any "insured", but we shall have the right and shall be given the opportunity to associate with any "insured" or its "underlying insurers", or both, in the investigation, defense or settlement of any loss, claim or suit which, in our opinion, involves or appears reasonably likely to involve us. If we avail ourselves of such right and opportunity, any "insured", its insurers and we shall cooperate in such matters so as to effect a final determination thereof. Any "insured" shall not make or agree to any settlement for an amount in excess of "underlying insurance" limits of liability without the approval of the Named Insured.

"GOVERNING UNDERLYING INSURANCE POLICY" means the insurance policy designated as such in Item 6 of the Declarations.

"INSURED" means any person or organization described as such in the "Persons or Entities Insured" section of this policy.

"OCCURRENCE" means an accident or occurrence or happening or event or an act or a series of acts or offense or injury or damage covered by the "GOVERNING UNDERLYING INSURANCE POLICY" designated in Item 6 of the Declarations.

"ULTIMATE NET LOSS" means the sum actually paid or payable, after deduction of all recoveries and salvage, in the settlement or satisfaction of losses, claims or suits for which any "insured" is liable either by adjudication or settlement.

Ultimate net loss includes all "defense expenses" incurred in the investigation and defense of a loss, claim or suit.

"UNDERLYING INSURANCE" means the primary or excess insurance policies contributing to the total limit stated in Item 6 of the Declarations (including any deductible amount, insured's participation or renewals or replacements thereof).

"UNDERLYING INSURER" means any person or organization (including any "insured") that provides underlying insurance.

6.   CONDITIONS

     A.   ACTION AGAINST US

          (i)  No person or organization has a right under this policy:

               (a) to join us as a party or otherwise bring us into a suit asking for damages from "insured"; or

               (b) to bring suit under our policy, unless all of our policy terms and the terms of our policy and the "governing underlying insurance policy" have been fully complied with.

     B.   AUDITS OF BOOKS AND RECORDS

     We may examine and audit any "insured's" books and records anytime during our policy period or within 3 years thereafter.

     C.   BANKRUPTCY

     Bankruptcy or insolvency of any "insured" or of any "insured's" estate will not relieve us of our obligations under this insurance.

     D.   CANCELLATION

     (i) The first "Named Insured" may cancel this insurance by mailing or delivering to us advance notice of cancellation.

     (ii) We may cancel this insurance by mailing or delivering to the first "Named Insured" written notice of cancellation at least:

          (a) 10 days before the effective date of cancellation if we cancel for nonpayment of premium; or

          (b) 30 days before the effective date of cancellation if we cancel for any other reason.

     (iii)We will mail or deliver our notice of cancellation to the first "Named Insured's" last mailing address known to us, and such mailing is deemed to be notice to all "insureds".

     (iv) Notice of cancellation will state the effective date of cancellation. The Policy Period will end on that date.

     (v) If this insurance is canceled, we will send you any premium refund due. If we cancel the refund will be pro rata. If you cancel, the refund will be pro rata less 10% of the prorata unearned premium subject to our Minimum Earned Premium as specified in Item 3 of the Declarations. Return premium will be sent to the first "Named Insured" for the account of all interests. Cancellation will be effective even if we have not made or offered a refund.

     (vi) If notice of cancellation is mailed, proof of mailing will be sufficient proof of notice.

     E.   CHANGES

     This policy contains all the agreements between any and all "insureds" and us concerning this insurance. The first "Named Insured" is authorized to make changes in the terms of this policy with our consent. This policy's term can be amended or waived only by endorsement issued by us and made part of this policy.

     F.   INSPECTIONS AND SURVEYS

     We have the right, but are not obligated, to inspect any "insured's" premises and operations at any time.

     Our inspections:

     (i) do not warrant that the premises are safe or healthful, or that they comply with law regulations, codes or standards;

     (ii) relate only to the insurability of the premises and operations and the premium to be charged, we may give any "insured" reports and recommend changes based on the conditions we find; and

     (iii)may help reduce losses, but we do not undertake to perform the duty of any person organization to provide for the health or safety of workers or the public.

     G.   "INSURED'S" DUTIES IN THE EVENT OF LOSS, CLAIM OR SUIT

     You must notify the Named Insured as soon as practicable of an "occurrence" or "medical incident" which any "insured" or any representative of any "insured" evaluates as having a settlement or judgment value equal to or exceeding 25 percent of the limits of liability for the "underlying insurance". Notice should include.

     (a)  how, when and where the "occurrence" or "medical incident" took place,

     (b)  names and addresses of injured persons and witnesses; and.

     (c) the nature and locations of any injury or damage arising out of the "occurrence" or "medical incident".

          (ii) Give the Named Insured written notice, as soon as practicable, of all suits or demands for arbitration served on any "insured". You shall send the Named Insured copies of demands notices, summonses, or any other legal papers received by any "insured" in connection with the claim or suit.

          (iii)Provide the Named Insured with quarterly loss reports listing all closed and outstanding claims. Such report will identify the claimant's name, date of loss, date of first notice of claim to any "insured description of loss and incurred amounts.

          (iv) As a condition precedent to coverage under this policy, any and all "insureds" shall cooperate with the Named Insured in the investigation, settlement or defense of any loss, claim or suit.

          (v)  Furthermore, we require that any and all "insureds"

               (a)  cooperate with the "underlying insurers"

               (b)  comply with the terms of the "underlying insurance"

               (c) pursue all rights of contribution or indemnification against any person or organization who may be liable to any "insured" because of injury or damage with respect to which the insurance is provided under the policy or any policy of "underlying insurance."

               (d)  not make any admission of liability, and

               (e) allow the Named Insured to conduct claim audits of any "insured's" files at reasonable intervals, at their discretion.

     H.   MAINTENANCE OF "UNDERLYING INSURANCE"

          (i) For as long as our policy is in effect, the "underlying insurance" must continuously:

               (a) provide no less coverage than indicated in Item 5 of the Declarations at inception of our policy;

               (b) afford no lower limit of liability than those originally indicated in Item 5 of the Declarations, except for reduction or exhaustion of "underlying insurance" limits solely due to payment of covered losses, claims or suits but only if aggregate limits are indicated in Item 5 of the Declarations; and

               (c) not contain any exclusions not found in or that are more restrictive, from the viewpoint of any "insured", than in the "governing underlying insurance policy".

          (ii) You must notify us within 30 days if:

               (a)  there are any changes in the "underlying insurance";

               (b) there are any changes in the "underlying insurance" limits of liability which decrease them from that indicated in Item 5 of the Declarations.

          (iii)If the "underlying insurance" or limits listed in Item 5 of the Declarations are:

               (a)  not maintained,

               (b) limits are less than those indicated in Item 5 of the Declarations; or

               (c) "underlying insurance" is unavailable or uncollectible due to bankruptcy, insolvency, liquidation of an "underlying insurer", or your failure to comply with the terms and conditions of the "underlying insurance"; our coverage will apply in the same manner as if the underlying insurance" were still in effect, maintained and collectible.

     I.   OUR RIGHT TO RECOVER PAYMENT

     If we make a payment under this insurance, any and all "insureds" will assist us and the "underlying insurer" in recovering what we paid by using any and all "insured's" rights of recovery. Reimbursement will be made in the following order:

          (i) First, to any interest (including any "insured") who has paid any amount in excess of the limits of this insurance;

          (ii) Next, to us; and

          (vi) Then to any interest (including any "insured" and the "underlying insurer") as are entitled to claim the remainder, if any.

     A different order may apply if agreed upon by all interests. Expenses incurred in the process of recovery will be divided among all interests according to the ratio of their respective recoveries.

     J.   PREMIUM

          (i) You are responsible for payment of all premiums and will be the payee of any return premium.

          (ii) The premium designated in Item 3 of the Declarations is a deposit premium, subject thereafter to adjustment in accordance with the Retrospective Rating Policy of the Company appended to this policy.

     K.   REPRESENTATIONS

     By accepting this policy, you agree that:

          (i) the information shown in the Declarations of our policy is accurate and complete;

          (ii) the information is based on representations and statements made by you in your application to us for this coverage; and

          (iii)we have issued and continue our policy in reliance upon those representations and statements.

     L.   TRANSFER OF ANY "INSURED'S" RIGHTS AND DUTIES

     Any "insured's" rights and duties under this insurance may not be transferred without our written consent

     M.   NO DUTY TO DEFEND

     It shall be the duty of the Named Insured to defend claims.

IN WITNESS WHEREOF, the Company has caused this policy to be signed by a duly authorized officer and countersigned on the declarations page by a duly authorized representative of the Company.

Batan Insurance Company, SPC, Ltd., on behalf of RTSI Segregated Portfolio.


/s/ Daniel MacLean
------------------------------------------------------
Daniel E. MacLean
For Aon Insurance Manager - (Cayman) Ltd. As Secretary
Batan Insurance Company SPC, Ltd.

Policy                COLUMBIA CASUALTY                                A Stock Company      Policy No. 2234-89150
Issued by             COMPANY                                          Herein Called
                                                                       the Company
------------------------------------------------------------------------------------------------------------------
Managing General      AMOS Group, LLC                 Producer's Code                       Renewal of: NEW
Agent                 300 E. Broad St., Ste. 104
Name and              Statesville, NC 28677
Address
------------------------------------------------------------------------------------------------------------------


                      HEALTHCARE FACILITIES DECLARATIONS - CLAIMS-MADE

                      IMPORTANT NOTICE: This policy provides claims-made coverage. Please read it carefully, especially "Your Duties In The Event of a Claim" and "Extended Reporting Period" sections.

------------------------------------------------------------------------------------------------------------------------------------
 1.    INSURED AND     Radiation Therapy Services, Inc.                                             Business Description:
       INSURED         (See endorsement for complete listing of named insureds)                     Multi-Specialty
       LOCATION        2234 Colonial Boulevard                                                      Physician Group
                       Fort Myers, Florida 33907
------------------------------------------------------------------------------------------------------------------------------------
 2.    POLICY          Effective from  October 01, 2003 to October 14, 2004
       PERIOD          at 12:01 A.M. Standard Time at your address shown above.
------------------------------------------------------------------------------------------------------------------------------------
 3.    RETROACTIVE     RETROACTIVE DATE: Various - See Schedule on File with Radiation Therapy Services, Inc.'s Risk
       DATE            Management Department at 12:01 A.M. Standard Time at your mailing address shown above.

------------------------------------------------------------------------------------------------------------------------------------
 4.    COVERAGE/       Only those "Coverage Parts" for which a premium is indicated are included in this Policy.
       PREMIUM

                       Professional Liability - Claims-Made     $  2,167,700.00
                                                                ----------------------------------
                       Total Premium for this Policy            $  2,167,700.00
                                                                ----------------------------------
                       Deposit Premium                          $  2,167,700.00
                                                                ----------------------------------

                      *Additional Premium may be payable as set
                        forth in the Policy or any Policy Endorsement
------------------------------------------------------------------------------------------------------------------------------------
5.     LIMITS OF      The Policy Limits of Insurance (excess of Self Insured Retention) are:
       INSURANCE      Professional Liability/General Liability - Subject to various Sub-Limits - See Endorsement #2

                            PL - Each Claim:                            $1,000,000 per physician
                            GL - Each Claim:                            $None
                            Policy Aggregate - Shared                   $3,000,000 Program Aggregate

                      * Policy Limits may be increased during the Policy Term
                          upon payment of Additional Premium as set forth in the
                             Policy or any Policy Endorsement
------------------------------------------------------------------------------------------------------------------------------------
6.     SELF INSURED    The Self Insured Retention is:
       RETENTION
                           PL - Each Claim:                             $ None
                           GL - Each Claim:                             $ None
------------------------------------------------------------------------------------------------------------------------------------
7.     FORMS/         Form(s) and Endorsement(s) attached to this policy at inception: RTSI_0020 (03012003 Ed),
       ENDORSEMENTS   Endorsements #1,2,3,4,5,6,7,8,9, HP2712, G-144110-A

COUNTERSIGNED   October 14, 2003                BY   /s/ Joseph Sloan
              ---------------------------          ----------------------------
                       Date                        (Authorized Representive)


Keep this document in a safe place. It is evidence of your insurance coverage.

THESE DECLARATIONS, TOGETHER WITH THE COMMON POLICY CONDITIONS, COVERAGE FORM(S) AND FORMS AND ENDORSEMENTS, IF ANY, ISSUED TO FORM A PART THEREOF, COMPLETE THE ABOVE NUMBERED POLICY.



/s/ Bernard L. Hergerbaugh                         /s/ Jonathan Kantor
   Chairman of the Board                                  Secretary

This endorsement amends the Professional Liability Coverage Form.

                       INDEPENDENT CONTRACTOR ENDORSEMENT

The definition of Employee in RTSI_0020 - DEFINITIONS is amended to deleted the final sentence and replace it as follows:

         1. The independent contractors listed in item 2 by name or by description are within the definition of "employee" as that term is used in the Professional Liability Coverage Form.

         2.       Name or description of Independent Contractor

Refer to List on File with the Risk Management Department of
Radiation Therapy Services, Inc.
2234 Colonial Boulevard
Fort Myers, Florida 33907

All other terms and conditions of the policy remain the same.



--------------------------------------------------------------------------------
POLICY NO. 2234-89150

THIS ENDORSEMENT FORMS A PART OF THE ABOVE REFERENCED POLICY, AND TAKES EFFECT ON THE EFFECTIVE DATE AND HOUR OF SAID POLICY UNLESS ANOTHER EFFECTIVE DATE IS SHOWN BELOW, AND EXPIRES CONCURRENTLY WITH SAID POLICY.


ISSUED TO:                   EFFECTIVE DATE OF THIS ENDORSEMENT
          -------------------                                    ---------------

Complete only when this Endorsement is not prepared with the Policy or is not to be effective with the Policy

Countersigned by
                ------------------------------------
AUTHORIZED REPRESENTATIVE

                              HEALTHCARE LIABILITY
                              INSURANCE POLICY AND
                                  MANAGED CARE
                             ORGANIZATION LIABILITY






                     PROVIDED BY LEXINGTON INSURANCE COMPANY
                     AS DESIGNATED ON THE DECLARATIONS PAGE


                            COLUMBIA CASUALTY COMPANY
                                    CNA PLAZA
                            CHICAGO, ILLINOIS 60685

          HEALTHCARE LIABILITY AND MANAGED CARE ORGANIZATION LIABILITY
                                INSURANCE POLICY



 SECTION I.     PROFESSIONAL LIABILITY - CLAIMS-MADE

 SECTION II.    MANAGED CARE ERRORS AND OMISSIONS LIABILITY
                AND INSURANCE COMPANIES ERRORS AND OMISSIONS
                LIABILITY - CLAIMS-MADE

 SECTION III.   COMMERCIAL GENERAL LIABILITY - OCCURRENCE



Various provisions in this policy restrict coverage. Read the entire policy carefully to determine your rights and duties, and what is and is not covered. We will not pay sums or perform acts or services unless explicitly provided for in this policy.

The words "you" and "your" in this policy refer to the Named Insured shown in the Declarations. The words "we", "us" and "our" refer to the Company providing this insurance.

Other words and phrases that are boldfaced (except for titles or captions) have special meaning. Refer to the Definitions section.

The protection provided by this policy is contained in multiple coverage sections. Some coverages are provided on a "claims-made" basis. Other coverages are provided on an "occurrence" basis. Under some coverages, the cost of defending CLAIMS is in addition to your limits of insurance. Under other coverages, cost of defending CLAIMS is part of your limits.

You have only those coverages for which limits are shown on the Declarations page.

                                TABLE OF CONTENTS





COMMON COVERAGE PROVISIONS...................................................  4

INSURING AGREEMENTS

   Section I.    Professional Liability - Claims-Made........................  8

   Section II.   Managed Care and Insurance Companies Error and Omissions -
                 Claims Made................................................. 13

   Section III.  Commercial General Liability - Occurrence................... 19

GENERAL CONDITIONS........................................................... 27

DEFINITIONS.................................................................. 34

                           COMMON COVERAGE PROVISIONS

The following coverage provisions apply to all sections of the policy except where specifically stated otherwise.

 1.      WHAT WE WILL PAY

         We will pay amounts which an insured becomes legally obligated to pay as damages that result from CLAIMS covered under any section of this policy for which a limit of insurance is shown on the Declarations page.

 2.      WHAT WE WILL DEFEND

         We will defend any CLAIM brought against an insured covered under this policy seeking damages that are covered under any section of this policy. We will do this even if the allegations of the CLAIM are groundless, false or fraudulent.

         With respect to CLAIMS covered under this policy, the costs we incur to defend a claim are part of your limit of insurance and will reduce your limit of insurance.

         We may, at our discretion, investigate any CLAIM brought against an insured covered under this policy. We must have your written consent to settle any CLAIMS covered under Section I Professional Liability. However, we may settle any CLAIMS covered under any other section of the policy at our discretion. With respect to claims covered under this policy, our right and duty to defend claims will end when we have used up the limit of insurance that applies to that section in the payment of judgments or settlements, and COSTS incurred to defend said CLAIMS.

 3.      ADDITIONAL BENEFITS AVAILABLE UNDER ALL SECTIONS OF THIS POLICY

         All of the following benefits are in addition to the limits of insurance that apply to any CLAIM. These benefits end when we have used up the applicable limits of insurance in the payment of judgments, settlements and costs incurred to defend said claims.

         A. We will pay pre-judgment and post-judgment interest only on that part of any judgment we pay. We won't pay any pre-judgment interest that accrues after we offer to pay the limit of insurance that applies. We won't pay any post-judgment interest that accrues after we pay or offer to pay our share of the judgment.

         B. We will pay premiums for bonds that are required in a CLAIM we defend. These include appeal bonds and bonds to release property that is being used to secure a legal obligation. However, we will only pay for bonds valued up to the limit of insurance that applies. We have no obligation to apply for or furnish these bonds.

         C. We will pay all reasonable costs that an insured incurs at our request to help us investigate or defend a CLAIM. This includes up to a $250 a day for actual loss of earnings.

 4.      CLAIMS-MADE COVERAGES - WHEN A CLAIM IS MADE

         A. When we provide coverage on a "claims-made" basis, we will consider a CLAIM to be made at the earlier of the following:

                   1) On the date you forward to us or our agent a CLAIM made against an insured; or

                   2) On the date you first give us or our agent written notice:

                        a)   Of a CLAIM made against an insured; or

                        b) That an incident, error, omission, negligent act or WRONGFUL ACT has happened that is likely to result in a CLAIM being made against an insured.

                   3) The written notice must be given to us as soon as you become aware of a potential CLAIM and must include all of the following:

                        a) The date, time and place of the circumstance relating to the potential or actual CLAIM;

                        b)   A detailed description of what happened;

                        c)   The name and address of the injured party;

                        d)   The names and addresses of all witnesses; and

                        e)   The type of demand for damages you expect.

                   However, we will not consider any report made by you or on your behalf for the purpose of loss prevention, risk management or quality management to be a report of a CLAIM.

         B.   All CLAIMS which arise from:

                   1) The same incident, error, omission, negligent act, or WRONGFUL ACT; or

                   2) A series of similar or related incidents, errors, omissions negligent acts; or WRONGFUL ACTS will be deemed to be a single CLAIM made on the date the first of such CLAIMS are made.

5.       WHO IS AN INSURED

         The following persons and organizations are protected under all sections of this policy. Each is covered separately. However, the limits of insurance are shared by all insureds.

         A. Individual. If you are an individual, you and your spouse are insureds. However, each is an insured only with respect to the conduct of a business of which you are the sole owner.

         B. Partnership or Joint Venture. If you are a partnership or a joint venture, you, your spouse, your partners, or co-venturers and their spouses are insureds. However, each is an insured only with respect to the conduct of your partnership or your joint venture.

         C. Corporation or Other Organization. If you are a corporation or some other type of organization, you are an insured. Your executive officers, directors, trustees, and governors are insureds. However, each is an insured only while acting within the course and scope of their duties to you. Your stockholders are also insureds, but only with respect to their liability as stockholders.

         D. Limited Liability Company. If you are a limited liability company, you are an insured. Your members are also insureds, but only with respect to the conduct of your business. Your managers are insureds, but only with respect to their duties as your managers.

         No person or organization is an insured with respect to the conduct of any current or past partnership, joint venture or limited liability company that is not shown as a Named Insured in the Declarations.

         Persons other than those shown above may be covered under some sections of this policy but not in all sections. Refer to the specific coverage section for a description of these other insureds.

6.       LIMITS OF INSURANCE

         A. Application of Limits -- General. The limits of insurance shown in the Declarations are the most we will pay regardless of the number of:

              1.   Persons or organizations insured under this policy;

              2.   Claims-made; or

              3.   Persons or organizations making CLAIMS

              When we provide coverage on a "claims-made" basis, the limit will apply to all CLAIMS first made during the policy period.

              When we provide coverage on an "occurrence" basis, the limit of insurance will apply to the OCCURRENCES that result in BODILY INJURY, PROPERTY DAMAGE, PERSONAL INJURY, ADVERTISING INJURY, or FIRE DAMAGE during the policy period.

         B. Application of Limits -- Each Policy Period. The applicable limit of insurance applies separately to each consecutive annual policy period or to any policy period of less than twelve months. If we extend the policy period after issuance for an additional period of less than twelve months, the additional period will be deemed part of the last preceding period for purposes of determine the limit of insurance.

         C. Application of Limits -- Claim Covered Under Two or More Sections of This Policy. If a CLAIM is covered under more than one section of this policy, the limit that applies to that CLAIM shall not exceed the highest applicable limit available under any one of the sections that apply.

         D. Application of Limits -- Claim Covered Under Two or More Policies Issued by Us. If this policy and any other policy issued to you by us or any of our affiliated companies apply to the same CLAIM, the limit that applies to that CLAIM shall not exceed the highest applicable limit available under any one policy that applies. However, this does not apply to any policy issued specifically to apply as excess insurance over this policy.

         E. Application of Limits -- Multiple Claims From the Same Circumstances. All CLAIMS which arise from:

              1. The same incident, OCCURRENCE, error, omission negligent act or WRONGFUL ACT; or

              2. A series of similar or related incidents, OCCURRENCES, errors, omissions negligent acts or WRONGFUL ACTS will be deemed to be a single CLAIM or OCCURRENCE:

                   o On the date the first of such CLAIMS is made if coverage is under Section I or II; or

                   o During the policy period that the OCCURRENCE took place if coverage is under Section III.

         F. Application -- New Limits. If you change the limit of your insurance under any section of this policy or if you have changed such limit in the past while we insured you, the new limit does not apply to any CLAIM that:

              1.   An insured knew about; or

              2.   Was made against an insured;

              prior to the effective date of the limit change.

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                                   Page 7 of 7

               THIS COVERAGE IS PROVIDED ON A "CLAIMS-MADE" BASIS.
                    PLEASE READ THE ENTIRE POLICY CAREFULLY.

SECTION I.    PROFESSIONAL LIABILITY - CLAIMS-MADE COVERAGE

         A.   WHAT WE WILL PAY AND DEFEND UNDER THIS SECTION

         We will pay those sums which an insured becomes legally obligated to pay as damages, including damages assumed under contract, because of BODILY INJURY that results from the providing or failure to provide PROFESSIONAL SERVICES:

              1.   By an insured; or

              2. By EMPLOYEES or agents for whose acts you are legally responsible.

         We will also provide a defense for CLAIMS that allege such BODILY INJURY. However, the cost of defense will be part of the limit of insurance and will reduce your limit of insurance.

         B.   WHEN A CLAIM IS COVERED UNDER THIS SECTION

              We will pay damages and defend an insured with respect to a claim only when:

              1. The providing or failure to provide PROFESSIONAL SERVICES occurred on or after the retroactive date shown on the Declarations;

              2. On the effective date of this policy an insured did not know or was not aware of any circumstances that might result in such CLAIM;

              3. Such CLAIM was first made against an insured and reported to us during the policy period, or within 60 days thereafter; and

              4. The providing or failure to provide PROFESSIONAL SERVICES took place in the COVERAGE TERRITORY.

         C.   ADDITIONAL BENEFIT AVAILABLE UNDER THIS SECTION

              If you ask us, we will reimburse you from the reasonable defense costs incurred to defend criminal charges brought against and insured for acts:

              1. Committed while an insured is acting within the course and scope of their duties for you; and

              2. That relate directly to the care and treatment of your patients.

         D.   OTHERS WHO ARE INSUREDS

              In addition to those who qualify as insureds under Common Coverage Provisions Section 5. WHO IS AN INSURED, the following are included as insured under this section. Each is covered separately. However, the limit of insurance is shared by all insureds.

              1. Administrators. The following are insured while acting within the course and scope of their administrative duties for you: your chief executive officer; your superintendent; your administrators; your department heads (including the head of the medical staff); and medical staff members.

              2. Persons Performing Committee or Board Services. Persons performing services on or for your formal review boards or committees are insureds, but only while performing services required or requested by such boards or committees. Those who carry out the orders of such committees or boards are insureds while in the course of executing the orders. Those who provide information to such boards or committees to help them evaluate applicants for staff membership or privileges, or to conduct corrective or disciplinary action are also insureds but only with respect to the providing of such information or conducting of such actions.

              3. Supervisors, Teachers or Proctors. Those persons or organizations under contract with you to supervise, teach or proctor healthcare providers, and the EMPLOYEES and agents of such persons or organizations, are insured only while acting within the course and scope of their duties for you.

              4. Workers. Your EMPLOYEES, students, and volunteer workers, past or present, are insureds while acting within the course and scope of their duties for you.

              However, no intern, extern, resident, fellow or dental, osteopathic or medical doctor, certified registered nurse anesthetist, nurse midwife, physician assistant, nurse practitioner, podiatrist or psychologist is an insured for any direct patient care that such person provided or should have provided unless such person is added as an insured by endorsement.

              No person or organization is an insured with respect to the conduct of any current or past partnership, joint venture, or limited liability company that is not shown as a named insured in the Declarations.

         E.   LIMIT OF INSURANCE APPLICABLE TO THIS SECTION

         The limit of insurance for professional liability, shown in the Declarations is the most we will pay for CLAIMS for BODILY INJURY covered under this section of the policy.

              1. Aggregate Limit. The Aggregate Limit is the most we will pay under this section for the sum of all CLAIMS first made during the policy period.

              2. Limit Per Claim. Subject to paragraph E. 1. above, the Limit per Claim is the most we will pay for all damages regardless of the number of CLAIMS because of BODILY INJURY arising from a single incident, error, omission negligent act, or WRONGFUL ACT or a series of incidents, errors, omissions negligent acts, or WRONGFUL ACTS.

         F.   EXCLUSIONS APPLICABLE TO THIS SECTION

              This insurance does not apply to:

              1. Property Damage. ANY CLAIM that arises out of or results from PROPERTY DAMAGE.

              2. Personal Injury. ANY CLAIM that arises out of or results from PERSONAL INJURY.

              3. Sexual Harassment, Unfair Discrimination or Wrongful Discharge. Any CLAIM that arises out of or results from:

                   a)   Sexual harassment;

                   b)   UNFAIR DISCRIMINATION; or

                   c)   WRONGFUL DISCHARGE.

                   However, this does not apply to CLAIMS brought by your patients against you or any insured who did not take a direct part in sexual harassment or UNFAIR DISCRIMINATION.

                   With respect to such claims brought by your patients, we will provide a defense. However, if an insured took a direct part in sexual harassment or UNFAIR DISCRIMINATION and intended to cause harm, we will have no further obligation to defend.

              4. Abuse or Molestation. Any claim that arises out of or results from actual or threatened abuse or molestation.

                   However, this exclusion does not apply to CLAIMS brought by your patients against you, or any insured who did not take a direct part in the abuse or molestation.

                   With respect to such CLAIMS brought by your patients, we will provide a defense. However, if an insured took a direct part in the abuse or molestation, we will have no further obligation to defend.

              5. Restraint of Trade. Any CLAIM that arises out of or results from alleged violations of any law that prohibits the monopolization or unlawful restraint of trade, business or profession.

              6. Violation of Law. Any CLAIM that arises out of or results from an act for which an insured is convicted of a violation of any law or regulation that imposes criminal penalties. However, this exclusion does not apply to the civil liability of an insured who has not taken part in the act which gave rise to the conviction.

              7. Workers' Compensation and Similar Laws. Any obligation under a workers' compensation, disability benefits or unemployment compensation law or any similar law.

              8.   Employers' Liability. BODILY INJURY to:

                   a. An EMPLOYEE of the insured arising out of and in the course of:

                        1)   Employment by the insured; or

                        2) Performing duties related to the conduct of the insured's business; or

                   b. The spouse, child, parent, brother or sister of that EMPLOYEE as a consequence of paragraph a. above.

                   This exclusion applies:

                        - Whether the insured may be liable as an employer or in any other capacity; or

                        - To any obligation to share damages with or repay someone else who must pay damages because of the injury.

              9.   Pollution.

                   a. BODILY INJURY which would not have occurred in whole or part but for the actual, alleged or threatened discharge, dispersal, seepage, migration, release or escape of POLLUTANTS at any time; or

                   b.   Any loss, cost or expense arising out of any:

                        1) Request, demand or order that any insured or others test for, monitor, clean up, remove, contain, treat, detoxify, or neutralize, or in any way respond to, or assess the effects of POLLUTANTS; or

                        2) CLAIM or suit by or on behalf of a governmental authority for damages because of testing for, monitoring, cleaning up, removing, containing, treating, detoxifying or neutralizing, or in any way responding to, or assessing the effects of POLLUTANTS.

                        However, this exclusion shall not apply to CLAIMS for BODILY INJURY brought on by patients involving or directly or indirectly resulting from the furnishing of professional services to them.

              10. Business Operations or Insurance Services. Any CLAIM that arises out of or results from WRONGFUL ACTS committed in the course of:

                   a)   Your BUSINESS OPERATIONS; or

                   b)   Your providing or failure to provide INSURANCE SERVICES.

              11. Insured versus Insured. CLAIMS by one insured against another insured. However, this exclusion does not apply to CLAIMS brought by your employees involving or directly or indirectly resulting from the furnishing of PROFESSIONAL SERVICES.

              12. Contractual Liability. Damages the insured is obligated to pay by reason of the assumption of liability under a contract or agreement. This exclusion does not apply to:

                   a) Liability the insured would have in the absence of such contract; or

                   b) Your assumption of the liability of others to the extent that their liability arises out of an insured's acts or omissions.

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                                  Page 12 of 12

SECTION II. MANAGED CARE ERRORS AND OMISSIONS LIABILITY - CLAIMS-MADE INSURANCE
            COMPANY ERRORS & OMISSIONS LIABILITY - CLAIMS-MADE

A.       WHAT WE WILL PAY AND DEFEND UNDER THIS SECTION

                   MANAGED CARE ERRORS AND OMISSIONS LIABILITY

         We will pay those sums which an insured becomes legally obligated to pay as damages, including damages assumed by contracts on file with us, in tort arising out of:

         -    WRONGFUL ACTS committed in the course of your BUSINESS OPERATIONS.

                INSURANCE COMPANY ERRORS AND OMISSIONS LIABILITY

         We will pay those sums which an insured becomes legally obligated to pay as damages, including damages assumed by contracts on file with us, in tort arising out of:

         - WRONGFUL ACTS committed in the course of your providing INSURANCE SERVICES.

         We will also provide a defense for CLAIMS alleging such damages in tort. However the cost of defense will be part of the limit of insurance and will reduce your limit of insurance.

B.       WHEN A CLAIM IS COVERED UNDER THIS SECTION

         We will pay damages in tort and defend an insured with respect to a CLAIM only when:

         1. The WRONGFUL ACT committed in the course of your BUSINESS OPERATIONS or the WRONGFUL ACT committed in the course of your providing INSURANCE SERVICES occurred on or after the retroactive date shown on the Declarations;

         2. On the effective date of this policy you did not know or were not aware of any circumstances that might result in such CLAIM;

         3. Such CLAIM was first made against an insured and reported to us during the policy period or within 60 days thereafter; and

         4. The WRONGFUL ACT committed in the course of your BUSINESS OPERATIONS or the WRONGFUL ACT committed in the course of your providing INSURANCE SERVICES took place in the COVERAGE TERRITORY.

C.       ADDITIONAL BENEFIT AVAILABLE UNDER THIS SECTION

         If you ask us, we will reimburse you for the reasonable defense costs incurred to defend criminal charges brought against an insured for acts.

         1. Committed while an insured is acting within the course and scope of their duties to you; and

         2.   That relate directly to the care and treatment of your patients.

         Any defense cost reimbursement provided is part of your limit of insurance and will reduce your limit of insurance under this section.

D.       OTHERS WHO ARE INSUREDS

         In addition to those who qualify as insureds under Common Coverage Provisions Section 5. WHO IS AN INSURED, the following are included as insureds under this section. Each is covered separately. However, the limit of insurance is shared by all insureds.

         1. Administrators. The following are insured while acting within the course and scope of their administrative duties for you: your chief executive officer; your superintendent; your administrators; your department heads (including your medical director); and your contract providers.

         2. Persons Performing Committee or Board Services. Persons performing services on or for your formal review boards or committees are insured, but only while performing services required or requested by such boards or committees. Those who carry out the orders of such committees or boards are insureds while in the course of executing the orders. Those who provide information to such boards or committees to help them evaluate applicants for appointment to the provider panel, or to conduct corrective or disciplinary action are also insureds but only with respect to the providing of such information or conducting of such actions.

         3. Supervisors, Teachers or Proctors. Those persons or organizations under contract with you to supervise, teach or proctor healthcare providers, and the EMPLOYEES and agents of such persons or organizations, are insured only while acting within the course and scope of their duties for you.

         4. Workers. Your EMPLOYEES, students, and volunteer workers, past or present, are insureds while acting within the course and scope of their duties for you.

              However, no intern, extern, resident, fellow or dental, osteopathic or medical doctor, certified registered nurse anesthetist, nurse midwife, physician assistant, nurse practitioner, podiatrist or psychologist is an insured for any direct patient care that such person provided or should have provided unless such person is added as an insured by endorsement.

              No person or organization is an insured with respect to the conduct of any current or past partnership, joint venture, or limited liability company that is not shown as a Named Insured in the Declarations.

E.       LIMIT OF INSURANCE APPLICABLE TO THIS SECTION

         The limit of insurance for managed care errors and omissions liability and insurance company errors and omission liability shown in the Declarations is the most we will pay for CLAIMS for all damages in tort covered under this section of the policy.

         1. Aggregate Limit. The Aggregate Limit is the most we will pay under this section for the sum of:

              a.   All CLAIMS first made during the policy period; and

              b.   All defense costs associated with those CLAIMS.

         2. Limit Per Claim. Subject to paragraph E. 1. above, the limit per claim is the most we will pay for all damages regardless of the number of CLAIMS, arising from a single incident, error, omission or negligent act or WRONGFUL ACT or a series of related incidents, errors, omissions negligent acts or WRONGFUL ACTS.

F.       EXCLUSIONS APPLICABLE TO THIS SECTION

         This insurance does not apply to:

         1. Expected or Intended Injury. BODILY INJURY or WRONGFUL ACT expected or intended from the standpoint of the insured. This exclusion does not apply to BODILY INJURY resulting from the use of reasonable force to protect persons or property.

         2. Property Damage. Any CLAIM that arises out of or results from PROPERTY DAMAGE.

         3. Personal Injury. Any CLAIM that arises out of or results from PERSONAL INJURY, except violations of an individuals right to confidentiality of his or her medical records.

         4. Employee Benefits. Any CLAIM that arises out of or results from the administration of your employee benefits program. However, this does not apply to CLAIMS brought by patients (even if those patients are also your EMPLOYEES) who are covered under a managed care benefit plan or indemnity health insurance contract:

              c.   That provides defined healthcare benefits, and;

              d.   For which you perform BUSINESS OPERATIONS.

         5. Sexual Harassment, Unfair Discrimination or Wrongful Discharge. Any CLAIM that arises out of or results from:

              a.   Sexual harassment;

              b.   UNFAIR DISCRIMINATION; or

              c.   WRONGFUL DISCHARGE.

              However, this does not apply to CLAIMS brought by your enrollees against your or any insured who did not take a direct part in sexual harassment or UNFAIR DISCRIMINATION.

              With respect to such claims brought by your enrollees, we will provide a defense. However, if an insured took a direct part in sexual harassment or UNFAIR DISCRIMINATION and intended to cause harm, we will have no further obligation to defend.

         6. Abuse or Molestation. Any claim that arises out of or results from actual or threatened abuse or molestation.

              However, this exclusion does not apply to CLAIMS brought by your enrollees against you, or any insured who did not take a direct part in the abuse or molestation.

         7. Restraint of Trade. Any CLAIM that arises out of or results from alleged violations of any law that prohibits the monopolization or unlawful restraint of trade, business or profession.

         8. Violation of Law. Any CLAIM that arises out of or results from an act for which an insured is convicted of a violation of any law or regulation that imposes criminal penalties. However, this exclusion does not apply to the civil liability of an insured who has not taken part in the act which gave rise to the conviction.

         9. Workers' Compensation and Similar Laws. Any obligation under a workers' compensation, disability benefits or unemployment compensation law or any similar law.

         10.  Employers' Liability. BODILY INJURY to:

              a. An EMPLOYEE of the insured arising out of and in the course of:

                   1)   Employment by the insured; or

                   2) Performing duties related to the conduct of the insured's business; or

              b. The spouse, child, parent, brother or sister of that EMPLOYEE as a consequence of paragraph a. above.

              This exclusion applies:

              o Whether the insured may be liable as an employer or in any other capacity; or

              o To any obligations to share damages in tort with or repay someone else who must pay damages in tort because of the BODILY INJURY.

         11. ERISA. Any CLAIM that arises out of or results from any actual or alleged violation of the responsibilities, obligations or duties imposed by the Employee Retirement Income Security Act of 1974 or amendments thereto; or any similar provision of any federal, state, or local statutory law or common law upon fiduciaries or any pension, profit sharing health and welfare or other employee benefit plan or trust established or maintained for the purpose of providing benefits to EMPLOYEES of the insured.

         12. Patent, Copyright, Trademark, Service Mark or Trade Name. Any CLAIM that arises out of or results from the actual or alleged infringement of patent, copyright, trademark, service mark or trade name.

         13. Unauthorized Access to Computer System. Any CLAIM that arises out of or results from the unauthorized access to your electronic data processing system.

         14. Maintenance of Insurance. Any CLAIM based on or arising out of or resulting from, attributed to or alleging that an insured has failed to obtain or maintain insurance. Insurance means policies, self-insurance or bonds.

         15. Employee Dishonesty. CLAIMS caused by acts of employee dishonesty or embezzlement that arise out of the collecting, handling, care or distribution of funds.

         16. Securities Exchange Act. Claims that arise out of the violation or alleged violation of:

              a. The Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended; or

              b. Any state Blue Sky or securities law or similar federal, state or local statutory law or common law, and any amendments to these laws.

         17. Racketeer Influences and Corrupt Organizations Act. CLAIMS that arise out of the actual or alleged violation of the Racketeer Influences and Corrupt Organizations Act, 18 USC Sections 1961 et seq., and any amendments.

         18. Stockholder Actions. CLAIMS made or brought by or on behalf of any person or entity who holds a security interest in you when the claim is based on or arises out of that security interest. "Security interest" includes, but is not limited to: stocks, bonds, debentures or other equitable interests.

         19. Disputes Over Fees, Revenue, or Income, or Dissolution of a Business Relationship. Claims arising out of disputes over:

                   a.   The division of fees, revenue or income; or

                   b.   The dissolution of any business relationship.

         20.  Regulatory Actions.

                   a.   CLAIMS made or brought by or on behalf of, or
                   b. CLAIMS arising out of actions brought by or on behalf of any:

                        1)   Regulatory or administrative agency;

                        2)   Insolvency fund, or

                        3) Receiver, conservator, trustee, liquidator, or rehabilitator.

         21.  Business Risks. CLAIMS arising out of:

                   a. The payment, return, withdrawal, or failure to pay or return premiums, commissions, brokerage charges, fees or taxes;

                   b. Any obligation as an insurer or reinsurer under any insurance policy, contract or treaty of insurance, reinsurance, suretyship, annuity, endowment, subscriber agreement, collective bargaining agreement or government program, including any interest thereon;

                   c. Any express warranties or guarantees, estimates of probable costs or costs exceeding estimates made in conjunction with INSURANCE SERVICES;

                   d. The benefits or other services owed to enrollee(s) of any managed care plan or payments owed under any insurance, reinsurance, or excess insurance contract;

                   e. Any actual or alleged insolvency, bankruptcy, conservatorship, rehabilitation, receivership, liquidation, or financial inability to pay of any insured acting as an insurer or reinsurer or any other insurer or reinsurer, self-insurer, third party payor, managed care organization, health care plan, or other person or entity.

                   f.   the commingling or mishandling of funds;

                   g. Capitation payments, including any withholds for risk or bonus agreements, or payments, fee-for-service payments or other salary payments owed to contracted or employed health care providers;

                   h.   The adequacy or inadequacy of any CLAIMS reserves;

                   i. The administration or termination of any agency contract or agreement;

                   j. Any pool or association in which you are a participant or a reinsurer of a participant; or

                   k. Any limits or amounts due or allegedly due from any of your reinsurers or failure to purchase reinsurance for any contract, risk or program underwritten by you.

              22.  Non-Compensatory Amounts.

                   a.   Fines, taxes or penalties;

                   b.   Punitive or exemplary damages;

                   c.   The multiplied portion of any award, or

                   d.   Any uninsurable amount.

              23.  Pollution.

                   a. BODILY INJURY which would not have occurred in whole or part but for the actual, alleged or threatened discharge, dispersal, seepage, migration, release or escape of POLLUTANTS at any time; or

                   b.   Any loss, cost or expense arising out of any:

                        1) Request, demand or order that any insured or others test for, monitor, clean up, remove, contain, treat, detoxify, or neutralize, or in any way respond to, or assess the effects of POLLUTANTS; or

                        2) CLAIM or suit by or on behalf of a governmental authority for damages because of testing for, monitoring, cleaning up, removing, containing, treating, detoxifying or neutralizing, or in any way responding to, or assessing the effects of POLLUTANTS.

              24. Professional Services. Any CLAIM that arises out of or results from the providing or failure to provide:

                   a.   PROFESSIONAL SERVICES,

                   b. Services provided by accountants, lawyers, architects, engineers and surveyors.

              25. Contractual Liability. Damages the insured is obligated to pay by reason of the assumption of liability under a contract or agreement. This exclusion does not apply to:

                   a. Liability the insured would have in the absence of such contract; or

                   b. Your assumption of the liability of others to the extent that their liability arises out of an insured's acts or omissions.

SECTION III.    COMMERCIAL GENERAL LIABILITY - OCCURRENCE COVERAGE

         A.       WHAT WE WILL PAY AND DEFEND UNDER THIS SECTION

                  1. We will pay those sums an insured becomes legally obligated to pay as damages, including damages assumed under contract, because OF BODILY INJURY, PROPERTY DAMAGE, FIRE DAMAGE, PERSONAL INJURY or ADVERTISING INJURY caused by an OCCURRENCE to which this insurance applies.

                  2. We will also pay MEDICAL EXPENSES to which this insurance applies even if an insured is not legally required to do so. However, the expenses must be incurred and reported to us within one year after the injury.

                  3. We will also provide, in addition to your limit of insurance, a defense for CLAIMS alleging such harm. However, the cost of defense will be part of the limit of insurance and will reduce your limit of insurance.

         B.       WHEN A CLAIM IS COVERED UNDER THIS SECTION

                  We will pay damages and defend an insured under this section only when:

                  1. an OCCURRENCE results in BODILY INJURY, OR PROPERTY DAMAGE, or FIRE DAMAGE during the policy period; or

                  2. the PERSONAL INJURY or ADVERTISING INJURY was caused by an offense committed during the policy period; and

                  3. the BODILY INJURY, PROPERTY DAMAGE, FIRE DAMAGE, PERSONAL INJURY or ADVERTISING INJURY is caused by an OCCURRENCE that takes place in the COVERAGE TERRITORY.

         C.       OTHERS WHO ARE INSUREDS

                  Under this section the following are included as insureds:

                  1. Administrators. The following are insureds while acting within the course and scope of their administrative duties for you: your chief executive officer; your superintendent; your administrators; your department heads (including the head of medical staff); and medical staff members.

                  2. Persons Performing Committee or Board Services. Persons performing services on or for your formal review boards or committees are insureds, but only while performing services required or requested by such boards or committees. Those who carry out the orders of such committees or boards are insureds while in the course of executing the orders. Those who provide information to such boards or committees to help them evaluate applicants for staff membership or privileges, or to conduct corrective or disciplinary action are also insureds, but only with respect to providing such information or the conducting of such actions.

                  3. Supervisors, Teachers or Proctors. Those persons or organizations under contract with you to supervise, teach or proctor healthcare providers, and the EMPLOYEES and agents of such persons or organizations, are insured only while acting within the course and scope of their duties for you.

                  4. Workers. Your EMPLOYEES, students, and volunteer workers are insureds while acting within the course and scope of their duties for you.

                           However, none of your EMPLOYEES, students or volunteer workers are insured for:

                           a)       BODILY INJURY or PERSONAL INJURY:

                                    1)       To you, to your partners or
                                             co-venturers (if you are a
                                             partnership or joint venture), to
                                             your members (if you are a limited
                                             liability company), or to a
                                             co-EMPLOYEE while that co-EMPLOYEE
                                             is either in the course of his or
                                             her employment or performing duties
                                             related to the conduct of your
                                             business;

                                    2)       To the spouse, child, parent,
                                             brother or sister of that
                                             co-EMPLOYEE as a consequence of
                                             paragraph a. 1). above;

                                    3)       For which there is any obligation
                                             to share damages with or repay
                                             someone else who must pay damages
                                             because of the injury described in
                                             paragraphs a. 1) or a. 2) above;

                                    4)       Arising out of his or her providing
                                             or failing to provide professional
                                             health care services.

                           b)       PROPERTY DAMAGE to your property:

                                    1)       Owned, occupied or used by; or

                                    2)       Rented to, in the care, custody or
                                             control of, or over which physical
                                             control is being exercised for any
                                             purpose by

                                    you, any of your EMPLOYEES, any partner or co-venturer (if you are a partnership or joint venture), or any member (if you are a limited liability company).

                  5. Real Estate Managers. Your real estate managers (other than EMPLOYEES), whether an organization or an individual, are insureds while acting within the course and scope of their duties for you.

                           No person or organization is an insured with respect to the conduct of any current or past partnership, joint venture, or limited liability company that is not shown as a Named Insured in the Declarations.

         D.       LIMITS OF INSURANCE APPLICABLE TO THIS SECTION

         The limit of insurance for Commercial General Liability shown in the Declarations is the most we will pay for CLAIMS for BODILY INJURY, PROPERTY DAMAGE, FIRE DAMAGE, PERSONAL INJURY, ADVERTISING INJURY and MEDICAL EXPENSES covered under this section of the policy.

                  1. Aggregate Limit. The Aggregate Limit is the most we will pay for the sum of:

                           a) All damages because of BODILY INJURY, PROPERTY DAMAGE, PERSONAL INJURY, ADVERTISING INJURY and FIRE DAMAGE during the policy period; and

                           b) MEDICAL EXPENSES that result from accidents that take place during the policy period.

                  2. Limit Per Occurrence. Subject to paragraph D. 1. above, the Limit Per Occurrence is the most we will pay for the sum of:

                           a) All damages because of BODILY INJURY, PROPERTY DAMAGE, PERSONAL INJURY, ADVERTISING INJURY and FIRE DAMAGE occurring during the policy period; and

                           b) MEDICAL EXPENSES from accidents that take place during the policy period that arise out of any one OCCURRENCE. However, the most we will pay for FIRE DAMAGE or MEDICAL EXPENSES is further limited as follows:

                                    -        Fire Damage Sublimit. This is the
                                             most we will pay for all FIRE
                                             DAMAGE that arises from one
                                             OCCURRENCE.

                                    -        Medical Expenses Sublimit. This is
                                             the most we will pay for all
                                             MEDICAL EXPENSES because of BODILY
                                             INJURY sustained by any one person
                                             that arises out of one accident.

         E.       EXCLUSIONS APPLICABLE TO THIS SECTION

                  This insurance does not apply to:


                  1. Professional Services. Any CLAIM that arises out of or results from the providing or failure to provide:

                           a.       PROFESSIONAL SERVICES,

                           b. services provided by accountants, lawyers, architects, engineers and surveyors.

                  2. Employee Benefits. Any CLAIM that arises out of or results from the administration of an employee benefits program.

                  3. Expected or Intended Injury. BODILY INJURY or PROPERTY DAMAGE expected or intended from the standpoint of the insured. This exclusion does not apply to BODILY INJURY resulting from the use of reasonable force to protect persons or property.

                  4. Workers' Compensation and Similar Laws. Any obligation of the insured under a workers' compensation, disability benefits or unemployment compensation law or any similar law.

                  5.       Employer's Liability. BODILY INJURY to:

                           a. An EMPLOYEE of the insured arising out of and in the course of:

                                    1)       Employment by the insured; or

                                    2)       Performing duties related to the
                                             conduct of the insured's business;
                                             or

                           b. The spouse, child, parent, brother, or sister of that EMPLOYEE as a consequence of paragraph 5. a. 1) above.

                           This exclusion applies:

                                    1)       Whether the insured may be liable
                                             as an employer or in any other
                                             capacity; and

                                    2)       To any obligation to share damages
                                             with or repay someone else who must
                                             pay damages because of the injury.

                           This exclusion does not apply to liability assumed by the insured under an INSURED CONTRACT.

                  6.       Pollution.

                           a. BODILY INJURY or PROPERTY DAMAGE which would not have occurred in whole or part but for the actual, alleged or threatened discharge, dispersal, seepage, migration, release or escape of the POLLUTANTS at any time.

                           b. Any loss, cost or expense arising out of any:

                                    1)       Request, demand or order that any
                                             insured or others test for,
                                             monitor, clean up, remove, contain,
                                             treat, detoxify or neutralize, or
                                             in any way respond to, or assess
                                             the effects of POLLUTANTS; or

                                    2)       CLAIM or suit by or on behalf of a
                                             governmental authority for damages
                                             because of testing for, monitoring,
                                             cleaning up, removing, containing,
                                             treating, detoxifying or
                                             neutralizing, or in any way
                                             responding to, or assessing the
                                             effects of POLLUTANTS.

                           This exclusion does not apply to BODILY INJURY or PROPERTY DAMAGE arising out of the escape of fuels, lubricants or other operating fluids which are needed to perform the normal electrical, hydraulic or mechanical functions necessary for the operation of MOBILE EQUIPMENT or its parts, if such fuels, lubricants or other operating fluids escape from a vehicle part designed to hold, store or receive them.

                           This exception does not apply if the fuels, lubricants or other operating fluids are bought on or off the premises, site or location with the intent to be discharged, dispersed or released as part of the operations being performed by such insured, contactor or subcontractor.

                           This exclusion does not apply to BODILY INJURY or PROPERTY DAMAGE arising out of heat, smoke or fumes from a hostile fire.

                           As used in this exclusion, a hostile fire means one which becomes uncontrollable or breaks out from where it was intended to be.

                  7. Aircraft, Auto or Watercraft. BODILY INJURY or PROPERTY DAMAGE arising out of the ownership, maintenance, use or entrustment to others of any aircraft, AUTO or watercraft owned or operated by or rented or loaned to any insured. Use includes operation and "loading or unloading."

                           This exclusion does not apply to:

                           a. A watercraft while ashore on premises you own or rent;

                           b.       A watercraft you do not own that is:

                                    1)       Less than 26 feet long; and

                                    2)       Not being used to carry persons or
                                             property for a charge;

                           c. Parking an AUTO on, or on the ways next to, premises you own or rent, provided the AUTO is not owned by or rented or loaned to you or the insured;

                           d. Liability assumed under any INSURED CONTACT for the ownership, maintenance or use of aircraft or watercraft; or

                           e. BODILY INJURY or PROPERTY DAMAGE arising out of the operation of any of the equipment listed in paragraph f. 2) and f. 3) of the definition of MOBILE EQUIPMENT.

                  8. Mobile Equipment. BODILY INJURY or PROPERTY DAMAGE arising out of:

                           a. The transportation of MOBILE EQUIPMENT by an AUTO owned or operated by or rented or loaned to any insured; or

                           b. The use of MOBILE EQUIPMENT in, or while in practice for, or while being prepared for, any prearranged racing, speed, demolition or stunting activity.

                  9. War. BODILY INJURY or PROPERTY DAMAGE due to war, whether or not declared, or any act or condition incident to war. War includes civil war, insurrection, rebellion or revolution. This exclusion applied only to liability assumed under a contract or agreement.

                  10.      Damage to Property. PROPERTY DAMAGE to:

                           a.       Property you own, rent or occupy;

                           b. Premises you sell, give away or abandon, if the PROPERTY DAMAGE arises out of any part of those premises;

                           c.       Property loaned to you;

                           d. Personal property in the care, custody or control of the insured;

                           e. That particular part of real property on which you or any contractors or subcontractors working directly or indirectly on your behalf are performing operations, if the PROPERTY DAMAGE arises out of those operations; or

                           f. That particular part of any property that must be restored, repaired or replaced because YOUR WORK was incorrectly performed on it.

                           Paragraph b) of this exclusion does not apply if the premises are YOUR WORK and were never occupied, rented or held for rental by you.

                           Paragraphs c), d), e), and f) of this exclusion do not apply to liability assumed under a sidetrack agreement.

                           Paragraph f) of this exclusion does not apply to PROPERTY DAMAGE included in the PRODUCTS-COMPLETED OPERATIONS HAZARD.

                  11. Damage to Your Product. PROPERTY DAMAGE to YOUR PRODUCT arising out of it or any part of it.

                  12. Damage to Your Work. PROPERTY DAMAGE to YOUR WORK arising out of it or any part of it and included in the PRODUCTS-COMPLETED OPERATIONS HAZARD.

                           This exclusion does not apply if the damaged work or the work out of which the damage arises was performed on your behalf by a subcontractor.

                  13. Damage to Impaired Property or Property Not Physically Injured. PROPERTY DAMAGE to IMPAIRED PROPERTY or property that has not been physically injured, arising out of:

                           a.       A defect, deficiency, inadequacy or
                                    dangerous condition in YOUR PRODUCT or YOUR
                                    WORK; or

                           b. A delay or failure by you or anyone acting on your behalf to perform a contract or agreement in accordance with its terms.

                           This exclusion does not apply to the loss of use of other property arising out of sudden and accidental physical injury to YOUR PRODUCT or YOUR WORK after it has been put to its intended use.

                  14. Recall of Products, Work or Impaired Property. Damages claimed for any loss, cost or expense incurred by you or others for the loss of use, withdrawal, recall, inspection, repair, replacement, adjustment, removal or disposal of:

                           a.       YOUR PRODUCT

                           b.       YOUR WORK; or

                           c.       IMPAIRED PROPERTY;

                           if such product, work or property is withdrawn or recalled from the market or from use by any person or organization because of a known or suspected defect, deficiency, inadequacy or dangerous condition in it.

                           Exclusions 4. through 14. do not apply to damage by fire to premises while rented to you or temporarily occupied by you with permission of the owner. A sublimit limit of insurance applied to this coverage as described in SECTION II, D. LIMITS OF INSURANCE APPLICABLE TO THIS SECTION.

                  15. Restraint of Trade. Any CLAIM that arises out of or results from alleged violations of any law that prohibits the monopolization or unlawful restraint of trade, business or profession.

                  16. Sexual Harassment, Unfair Discrimination and Wrongful Discharge. Any CLAIM that arises out of or results from:

                           a)       Sexual harassment;

                           b)       UNFAIR DISCRIMINATION; OR

                           c)       WRONGFUL DISCHARGE.

                  17. Abuse or Molestation. Any claim that arises out of or results from actual or threatened abuse or molestation.

                  18. Personal Injury and Advertising Injury. PERSONAL INJURY or ADVERTISING INJURY:

                           a. Arising out of oral or written publication of material, if done by or at the direction of the insured with knowledge of its falsity;

                           b. Arising out of oral or written publication of material whose first publication took place before the beginning of the policy period.

                           c. Arising out of the willful violation of a penal statute or ordinance committed by or with the consent of the insured;

                           d. For which the insured has assumed liability in a contract or agreement. This exclusion does not apply to liability for damages that the insured would have in the absence of the contract or agreement; or

                           e. Arising out of the actual, alleged or threatened discharge, dispersal, seepage, migration, release or escape of POLLUTANTS at any time.

                  19. Advertising Injury. ADVERTISING INJURY CLAIM that arises from:

                           a.       Breach of contract, other than
                                    misappropriation of advertising ideas under an implied contract;

                           b. The failure of goods, products or services to conform with advertised quality or performance;

                           c. The wrong description of the price of goods, products or services; or

                           d. An offense committed by an insured whose business is advertising, broadcasting, publishing or telecasting.

                  20. Medical Expenses. Any MEDICAL EXPENSES that arise from INJURY:

                           a.       To any insured;

                           b. To any person receiving, or on your premises for the purpose of receiving, PROFESSIONAL SERVICES;

                           c. To any person contracted to do work for any insured or any person hired by a tenant of any insured;

                           d. To a person who is injured on that part of a premises that you own, rent, or lease that the person normally occupies;

                           e. To a person, whether or not an EMPLOYEE of any insured, if benefits for the BODILY INJURY are payable or must be provided under a workers' compensation or disability benefits law or a similar law;

                           f. To a person injured while taking part in athletics; or

                           g. Included within the PRODUCTS-COMPLETED OPERATIONS HAZARD.

                  21.      Nuclear Energy.

                           A.       BODILY INJURY or PROPERTY DAMAGE:

                                    1)       With respect to which an Insured
                                             under the policy is also an Insured
                                             under a nuclear energy liability
                                             policy issued by Nuclear Energy
                                             Liability Insurance Association,
                                             Mutual Atomic Energy Liability
                                             Underwriters or Nuclear Insurance
                                             Association of Canada, or would be
                                             an Insured under any such policy
                                             but for its termination upon
                                             exhaustion of its limit of
                                             liability; or

                                    2)       Resulting from the hazardous
                                             properties of nuclear material and
                                             with respect to which

                                             (a) Any person or organization
                                             is required to maintain
                                             financial protection pursuant to
                                             the Atomic Energy Act of 1954,
                                             or any law amendatory thereof,
                                             or

                                             (b) The Insured is, or had this
                                             policy not been issued would be,
                                             entitled to indemnity from the
                                             United States of America, or any
                                             agency thereof, under any
                                             agreement entered into by the
                                             United States of America, or any
                                             agency thereof, with any person
                                             or organization.

                           b. BODILY INJURY or PROPERTY DAMAGE resulting from the hazardous properties of nuclear material, if the nuclear material:

                                    1)       Is at any nuclear facility owned
                                             by, or operated by or on behalf of,
                                             an insured; or

                                    2)       Has been discharged or dispersed
                                             there from:

                                             (a) The nuclear material is
                                             contained in spent fuel or waste
                                             at any time possessed, handled,
                                             used, processed, stored,
                                             transported or disposed of by or
                                             on behalf of an insured; or

                                             (b) The injury, sickness, disease,
                                             death or destruction arises out
                                             of the furnishing by an insured
                                             of services, materials, parts or
                                             equipment in connection with the
                                             planning, construction,
                                             maintenance, operation or use of
                                             any nuclear facility, but if
                                             such facility is located within
                                             the United States of America,
                                             its territories or possessions
                                             or Canada, this exclusion b)
                                             applies only to injury to or
                                             destruction of property at such
                                             nuclear facility.

                           c.       As used in this exclusion:

                                    1)       "Hazardous properties" includes
                                             radioactive, toxic or explosive
                                             properties;

                                    2)       "Nuclear material" means "source
                                             material", "special nuclear
                                             material" or "by-product material";

                                    3)       "Source material", "special nuclear
                                             material", and "by-product
                                             material" have the meanings given
                                             them in the Atomic Energy Act of
                                             1954 or in any law amendatory
                                             thereof;

                                    4)       "Spent fuel" means any fuel element
                                             or fuel component, solid or liquid,
                                             which has been used or exposed to
                                             radiation in a "nuclear reactor";

                                    5)       "Waste" means any material (1)
                                             containing "by-product material"
                                             other than the tailings or wastes
                                             produced by the extraction or
                                             concentration of uranium or thorium
                                             from any ore processed primarily
                                             for its source material content,
                                             and (2) resulting from the
                                             operation by any person or
                                             organization of any "nuclear
                                             facility" included within the
                                             definition of "nuclear facility"
                                             under paragraph 1. or 2. thereof;

                                    6)       "Nuclear facility" means:

                                             (a) Any "nuclear reactor";

                                             (b) Any equipment or device
                                             designed or used for (1) separating
                                             the isotopes of uranium or
                                             plutonium, (2) processing utilizing
                                             "spent fuel", or (3) handling,
                                             processing or packaging waste;

                                             (c) Any equipment or device used
                                             for processing, fabrication or
                                             alloying of "special nuclear
                                             material" if at any time the total
                                             amount of such material in the
                                             custody of the Insured at the
                                             premises where such equipment or
                                             device is located consists of or
                                             contains more than 25 grams of
                                             plutonium or uranium 233 or any
                                             combination thereof, or more than
                                             250 grams of uranium 235, or

                                             (d) Any structure, basin,
                                             excavation, premises or place
                                             prepared or used for the storage or
                                             disposal of "waste", and includes
                                             the site on which any of the
                                             foregoing is located, all
                                             operations conducted on such site
                                             and all premises used for such
                                             operations;

                                    7)       "Nuclear reactor" means any
                                             apparatus designed or used to
                                             sustain nuclear fission in a
                                             self-supporting chain reaction or
                                             to contain a critical mass of
                                             fissionable material;

                                    8)       PROPERTY DAMAGE includes all forms
                                             of radioactive contamination of
                                             property.

                  22.      Asbestos Exclusion.


                           a. BODILY INJURY, PROPERTY DAMAGE, PERSONAL INJURY arising out of, resulting from, caused or contributed to by asbestos or exposure to asbestos; or

                           b. The costs of abatement, mitigation, removal or disposal of asbestos.

                           This exclusion also includes:

                           a.       Any supervision, instructions,
                                    recommendations, warnings or advice given or which should have been given in connection with the above; and

                           b. Any obligation to share damages with or repay someone else who must pay damages because of such injury or damage.

                  23. Contractual Liability. Damages the insured is obligated to pay by reason of the assumption of liability under a contract or agreement. This exclusion does not apply to:

                           a. Liability the insured would have in the absence of such contract; or

                           b. Your assumption of the liability of others to the extent that their liability arises out of an insured's acts or omissions.

                               GENERAL CONDITIONS

1.       MISREPRESENTATION, BREACH OF WARRANTY, CONCEALMENT, AND FRAUD

         By accepting this policy, you agree that:

         a.       The statements in the Declarations are true and complete;

         b. Those statements are based on representations you made to us in the application (including any renewal application or information submitted to modify this policy); and

         c. We have relied on your representations in issuing and modifying this policy.

         If any insured under this policy, or any of your authorized representatives, conceals or misrepresents any material fact or circumstance concerning this insurance, this policy will be void.

2.       DUTIES IN THE EVENT OF A CLAIM

         a. Duties in Event of Claim. In the event a CLAIM is made against any insured, or you have knowledge of a potential CLAIM, you must see to it that the following duties are performed:

                  1) Immediately record the details of the CLAIM or potential CLAIM, and the date the CLAIM was received by the insured;

                  2)       Notify us in writing as soon as practicable;

                  3) Immediately send us copies of any demands, notices, summonses or legal papers received in connection with the CLAIM;

                  4) Provide us with information at our request and cooperate with us in the handling of the CLAIM;

                  5) Assist us, at our request, in enforcing any right of recovery against any person or organization which may be liable to the insured; and

                  6) Do nothing to prejudice any rights of recovery that may exist.

         b. Your Cooperation. All insureds will cooperate with us and upon our request will:

                  1)       Attend hearings;

                  2)       Assist in effecting settlements;

                  3)       Assist in securing and giving evidence;

                  4)       Obtain the attendance of witnesses;

                  5) In the conduct of suits, attend depositions, conferences, and trials; and

                  6) Assist in any other aspect of the investigation and defense.

                  An insured will not, except at its own cost, voluntarily make any payment, assume any obligation or incur any expense.

                  Failure to cooperate with us in the defense of any CLAIM is a breach of this policy and will result in loss of coverage.

         c. Transfer of Rights of Recovery Against Others to Us. If the insured has rights to recover all or part of any payment we make under this policy, those rights are transferred to us. The insured must do nothing to impair those rights. At our request, the insured will bring suit or transfer those rights to us and help us enforce them. Any amounts recovered shall be apportioned in the following order:

                           1) Any other party interest, including the insured, who paid amounts in excess of the limits of this policy shall be reimbursed up to the amount it paid;

                           2) We will then be reimbursed up to the amount we paid; and

                           3) The remainder, if any, shall be paid to the insured.

3.       OUR RIGHT TO EXAMINE, AUDIT AND INSPECT

         a. We may examine and audit your books and records as they relate to this policy while it is in effect and up to three years afterward. We also have the right (but are not required to):

                  1) Make inspections and surveys of your operations at any time while this policy is in effect;

                  2)       Give you reports on the conditions we find and

                  3)       Recommend changes.

         b. Any inspections, surveys, reports or recommendations we may make relate only to insurability and the premiums to be charged. We do not make safety inspections. We do not undertake to perform the duty of any person or organization to provide for the health or safety of workers or the public. And we do not warrant that conditions:

                  1)       Are safe or healthful; or

                  2)       Comply with laws, regulations, codes or standards.

4.       YOUR AUTHORIZATION

         By accepting this policy all insureds agree that the first named insured is authorized to act on their behalf with respect to:

         a.       Making changes in the terms of this policy with our consent;

         b.       Giving and receiving notices of cancellation; and

         c. Payment of premiums and receipt of any return premiums from us.

5.       BANKRUPTCY

         Bankruptcy or insolvency of the insured or of the insured's estate shall not relieve us of our obligations under this policy.

6.       CANCELLATION OR NONRENEWAL

         You may cancel this policy by mailing or delivering to us advance written notice of cancellation. We may cancel or nonrenew this policy by mailing you, at your last address known to us, written notice of cancellation or nonrenewal.

         If we cancel because you do not pay your premium when it is due, we will give you at least 10 days advance written notice of cancellation. If we cancel for any other lawful reason, or if we do not wish to renew, we will give you at least 60 days advance written notice.

         Any notice we send will state the effective date of cancellation or nonrenewal. The policy period will end on that date. Proof of mailing will be sufficient proof of notice.

         If this policy is canceled, we will send you any premium refund due. If we cancel, the refund will be pro rata. If you cancel, the refund will be based on our short rate tables. However, the cancellation will be effective even if we have not made or offered a refund.

7.       EXTENDED REPORTING PERIOD

         Under Section I, upon cancellation or nonrenewal of this policy by either you or us for reasons other than stated in paragraph e. below:

         a. A "basic extended reporting period" is automatically provided without additional charge. The "basic extended reporting period" will cover claims that are first made within sixty
                  (60) days from the date the coverage was expired or was cancelled. These CLAIMS. Must also arise from the providing or failure to provide PROFESSIONAL SERVICES that take place after the retroactive date of the coverage on the Declarations and before the date the coverage expires or is canceled. The "basic extended reporting period" does not apply to claims that are covered under any subsequent insurance you purchase.

         b. A "supplemental extended reporting period" of an unlimited duration is available for purchase. The "supplemental extended reporting period" will cover claims that are first made after the expiration of the "basic extended reporting period." These CLAIMS must also arise from the providing or failure to provide PROFESSIONAL SERVICES that take place after the retroactive date of the coverage of the Declarations and before the date the coverage expires or is canceled.

         c. The premium for this "supplemental extended reporting period" shall be fully earned at its inception and be determined by our rules, rates and rating plans at that time. You must notify us in writing of your intent to purchase the "supplemental extended reporting period" and pay us the premium within sixty (60) days of the date of cancellation or nonrenewal. If we are not notified in writing and do not received the premium within this sixty (60) days we will not be required to provide "supplemental extended reporting period" coverage.

         d. We will cover CLAIMS reported during the "basic and supplemental extended reporting periods" as if they had been first made during the original policy period. The extended reporting periods do not increase the Limit of Insurance.

         e. You will not have the right to purchase any extended reporting period if your policy is rescinded or canceled for any nonpayment, fraud, misrepresentation, concealment, or breach of warranty.

8.       OTHER INSURANCE

          If other valid and collectible insurance is available to the insured for a loss we cover under Sections I, II, or II of this policy, our obligations are limited as follows:

         a.       Primary Insurance

                  This insurance is primary except when b. below applies. If this insurance is primary, our obligations are not affected unless any of the other insurance is also primary. Then, we will share with all such other insurance by the method described in c. below.

         b.       Excess Insurance

                  This insurance is excess over any other insurance, whether primary, excess, contingent or on any other basis:

                  1) That is Fire, Extended Coverage, Builder's Risk, Installation Risk or similar coverage for YOUR WORK;

                  2) That is Fire insurance for premises rented to you or temporarily occupied by you with permission of the owner;

                  3) If the loss arises out of the maintenance or use of aircraft, AUTOS or watercraft to the extent not subject to Exclusion E. 7 of Section III;

                  4) That is provided by a contractor performing work for you;

                  5) That is provided by a tenant renting or leasing land or premises from you;

                  6) That is provided by a lessee of equipment owned by you; or

                  7) That is provided to any insured as an additional insured on another policy.

                  When this insurance is excess, we will have no duty to defend the insured against any suit if any other insurer has a duty to defend the insured against that suit. If no other insurer defends, we will undertake to do so, but we will be entitled to the insured's rights against all those other insurers.

                  When this insurance is excess over other insurance, we will pay only our share of the amount of the loss, if any, that exceeds the sum of:

                           - The total amount that all such other insurance would pay for the loss in the absence of this insurance; and

                           - The total of all deductible and self-insured amounts under all such other insurance.

                  We will share the remaining loss, if any, with any other insurance that is not described in this Excess Insurance provision and was not bought specifically to apply in excess of the limit of insurance shown in the Declarations.

         c.       Method of Sharing

                  If all of the other insurance permits contribution by equal shares, we will follow this method also. Under this approach, each insurer contributes equal amounts until it has paid its applicable limit of insurance or none of the loss remains, whichever comes first.

                  If any of the other insurance does not permit contribution by equal shares, we will contribute by limits. Under this method, each insurer's share is based on the ratio of its applicable limit of insurance to the total applicable limits of insurance of all insurers.

9.       NEW ENTITIES

         If, after the inception date of this policy, you acquire or create a new entity, it will be covered under this policy, however:

         a. Coverage does not apply unless we are given written notice within 90 days of its creation or acquisition, or at the end of the policy period, whichever is earlier, and it meets our underwriting requirements; and

         b. Coverage under Section III does not apply to BODILY INJURY or PROPERTY DAMAGE that occurred before you acquired or created the entity;

         c. Coverage under Section III does not apply to PERSONAL INJURY or ADVERTISING INJURY arising out of an offense committed before you acquired or created the entity;

         d. Coverage under Section III does not apply to PROFESSIONAL SERVICES that occurred before you acquired or created the entity; or

         e. Coverage under Section III does not apply to WRONGFUL ACTS that occurred before you acquired or created the entity.

10.      CHANGES

         This policy contains all the agreements between you and us concerning the insurance we provide. Its terms and conditions can only be waived or changed by endorsement issued by us and made a part of this policy.

11.      NO ASSIGNMENT WITHOUT OUR CONSENT

         No interest under this policy may be assigned without our written consent except in the case of the death of an insured. If an insured dies, his or her rights and duties will be transferred to that insured's legal representative, but only while acting within the scope of duties as legal representative.

12.      LEGAL ACTION AGAINST US

         No person or organization has a right under this policy to join us as a party or otherwise bring us into a suit asking for damages from an insured. Nor does any person or organization have a right to sue us on this policy unless all of its terms have been fully complied with. A person or organization may sue us to recover on an agreed settlement or on a final judgment against an insured obtained after an actual trial. However, we will not be liable for damages that are not payable under the terms of this policy or that are in excess of the applicable limit of liability. An agreed settlement means a settlement and release of liability signed by us, the insured and the claimant.

13.      COMPLIANCE WITH STATE LAWS

         If any portion of this policy conflicts with state law, that portion of the policy is automatically changed to conform to law.

14.      GOVERNMENT ACCESS TO RECORDS

         To the extent required by U.S. law or regulation, we will give the Secretary of Health and Human Services and the Comptroller General access to our books and records that are necessary to enable them to verify the cost of this policy. If we subcontract any of our duties under the policy to a related organization, we will also give access to the necessary books and records of that organization. We will allow such access up to four years after the services furnished under this policy end.

15.      CAPTIONS

         The headings or captions used in this policy are for the purposes of reference only and shall not otherwise affect the meaning of this policy.

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   DEFINITIONS

1. ADVERTISING INJURY means injury arising out of one or more of the following offenses:

         a. Oral or written publication of material that slanders or libels a person or organization or disparages person's or organization's goods, products or services;

         b. Oral or written publication of material that violates a person's right of privacy;

         c. Misappropriation of advertising ideas or style of doing business; or

         d.       Infringement of copyright, title or slogan.

         These acts are covered when the act is committed or alleged to have been committed in the course of advertising your goods, products or services.

2. AUTO means a land motor vehicle, trailer or semitrailer designed for travel on public roads. It includes any permanently attached machinery or equipment. But AUTO does not include MOBILE EQUIPMENT.

3. BODILY INJURY means physical injury, sickness or disease sustained by a person. This includes mental anguish, mental injury, shock, fright or death resulting from physical injury, sickness or disease. BODILY INJURY also includes loss of care or services that results from the above.

4.       BUSINESS OPERATIONS means:

         a. Review of healthcare services, including the cost of healthcare or necessity of healthcare and utilization review/management, to evaluate the appropriate use of medical care resources, including, but not limited to:

                  -        Cost of healthcare;
                  -        Necessity of healthcare;
                  - Prospective review to authorize treatment or expenses;
                  -        Concurrent review to evaluate continued patient care;
                  -        Case management or disease management.

         b.       CLAIMS handling.

         c. Provider selection, contracting, retention, supervision, monitoring and termination, including, but not limited to:

                  - Peer review and quality assurance/improvement activities;

                  -        Credentialing of healthcare providers; or

                  - The activities of your professional review board or committee.

         d. The following activities or services you provide, or contractually agree to provide:

                  - Marketing, including, but not limited to, drafting, advertising, promoting, selling or issuing of such plans or contracts;

                  -        Management services;

                  -        Data processing services;

                  -        Insurance consulting services;

                  -        Actuarial consulting services; or

                  - Design of financial incentive plans for healthcare providers.

5.       CLAIM means:

         a.       A demand in which damages are alleged; or

         b. An incident, error, omission, negligent act or wrongful act has happened that is likely to result in a CLAIM being made against an insured.

         CLAIM includes:

                  -        Crossclaims, lawsuits, screening panel proceedings;
                           or

                  - An arbitration proceeding in which damages are alleged and to which you must submit or do submit with our consent;

                  - Any other alternative dispute resolution proceeding in which damages are alleged and to which you submit with our consent.

6. CLAIMS COSTS means reasonable costs, expenses, and legal fees incurred in the investigation, adjustment, defense or appeal of a CLAIM. However, CLAIMS COSTS shall not include renumeration, salary, overhead, or benefit expenses of any insured or the insurer.

7. COVERAGE TERRITORY means anywhere in the world but only if the suit for damages is brought within the United States of America (including its territories and possessions), Puerto Rico and Canada.

8.       EMPLOYEE means a person:

         a.       Whose service or labor is supervised by you; and

         b. Who is on your payroll, and subject to the withholding of taxes.

         whether working on a full or part time basis. Independent contractors are not EMPLOYEES.

9. FIRE DAMAGE means PROPERTY DAMAGE because of fire to premises you rent, lease from others or premises temporarily occupied by you with permission from the owner or lease from others. Water damage from a fire is also included. The fire must be caused by an insured.

10. IMPAIRED PROPERTY means tangible property, other than YOUR PRODUCT or YOUR WORK that cannot be used or is less useful because:

         a. It incorporates YOUR PRODUCT or YOUR WORK that is known or thought to be defective, deficient, inadequate or dangerous; or

         b. You have failed to fulfill the terms of a contract or agreement;

         if such property can be restored to use by:

                  - The repair, replacement, adjustment or removal of YOUR PRODUCT or YOUR WORK; or

                  - Your fulfilling the terms of the contract or agreement.

11. INSURANCE SERVICES means the following services of an insurance company rendered by or on behalf of the insured, including such services provided for others:

         a.       Claims handling and adjusting;

         b. Risk Management, safety inspections, loss control, safety engineering;

         c.       Premium financing;

         d.       Insurance consulting;

         e.       Actuarial consulting;

         f.       Injury rehabilitation;

         g.       Subrogation, salvage and deductible recovery.

12.      INSURED CONTRACT means:

         a. A contract for a lease of premises. However, that portion of the contract for a lease of premises that indemnifies any person or organization for damage by fire to premises while rented to you or temporarily occupied by you with permission of the owner is not an INSURED CONTRACT;

         b.       A sidetrack agreement;

         c. Any easement or license agreement, except in connection with construction or demolition operations on or within 50 feet of a railroad;

         d. An obligation, as required by ordinance, to indemnify a municipality, except in connection with work for a municipality;

         e.       An elevator maintenance agreement;

         f. That part of any other contact or agreement pertaining to your business (including an indemnification of a municipality in connection with work performed for a municipality) under which you assume the tort liability of another party to pay for BODILY INJURY or PROPERTY DAMAGE to a third person or organization. Tort liability means a liability that would be imposed by law in the absence of any contract or agreement.

                  Paragraph f. does not include that part of any contract or agreement.

                  1) That indemnifies a railroad for BODILY INJURY or PROPERTY DAMAGE arising out of construction or demolition operations, within 50 feet of any railroad property and affecting any railroad bridge or trestle, tracks, road bed, tunnel, underpass or crossing;

                  2) That indemnifies an architect, engineer or surveyor for injury or damage arising out of:

                           a) Preparing, approving or failing to prepare or approve, maps, shop drawings, opinions, reports, surveys, field orders, change orders or drawings and specifications; or

                           b) Giving directions or instructions, or failing to give them, if that is the primary cause of the injury or damage; or

                  Under which the insured, if an architect, engineer or surveyor, assumes liability for injury or damage arising out of the insured's rendering or failure to render professional services including those listed in 2) above and supervisory, inspection, architectural or engineering activities.

13.      MEDICAL EXPENSES means the following:

         a.       First aid received at the time of an accident;

         b.       Medical, surgical, x-ray and dental services;

         c.       Ambulance, hospital and professional nursing, and

         d.       Funeral expenses

         incurred as a result of BODILY INJURY caused by an accident on premises you own, rent or lease, on ways next to premises you own, rent or lease, or because of your operations.

14. MOBILE EQUIPMENT means any of the following types of land vehicles, including any attached machinery or equipment.

         a. Bulldozers, farm machinery, forklifts and other vehicles designed for use principally off public roads;

         b. Vehicles maintained for use solely on or next to premises you own or rent;

         c.       Vehicles that travel on crawler treads;

         d. Vehicles, whether self-propelled or not, maintained primarily to provide mobility to permanently mounted;

                  1)       Power cranes, shovels, loaders, diggers or drills; or

                  2) Road construction or resurfacing equipment such as graders, scrapers or rollers;

         e. Vehicles not described in A., B., C. or D. above that are not self-propelled and are maintained primarily to provide mobility to permanently attached equipment of the following types:

                  1) Air compressors, pumps and generators, including spraying, welding, building cleaning, geophysical exploration, lighting and well servicing equipment; or

                  2) Cherry pickers and similar devices used to raise or lower workers;

         f. Vehicles not described in A., B., C. or D. above maintained primarily for purposes other than the transportation of persons or cargo.

                  However, self-propelled vehicles with the following types of permanently attached equipment are not MOBILE EQUIPMENT but will be considered AUTOS:

                  1)       Equipment designed primarily for:

                           a)       Snow removal

                           b) Road maintenance, but not construction or resurfacing; or

                           c)       Street cleaning;


                  2) Cherry pickers and similar devices mounted on automobile or truck chassis and used to raise or lower workers; and

                  3) Air compressors, pumps and generators, including spraying, welding, building cleaning, geophysical exploration, lighting and well servicing equipment.

15. OCCURRENCE means and accident, including continuous or repeated exposure to substantially the same general harmful condition. With respect to PERSONAL INJURY and ADVERTISING INJURY, OCCURRENCE shall mean an offense or a series of related offenses.

16. PERSONAL INJURY means injury, other than BODILY INJURY, arising out of one or more of the following offenses:

         a.       False arrest, detention or imprisonment;

         b.       Malicious prosecution;

         c. The wrongful eviction from, wrongful entry into, or invasion of the right of private occupancy of a room, dwelling or premises that a person occupies by or on behalf of its owner, landlord or lessor;

         d. Oral or written publication of material that slanders or libels a person or organization or disparages a person's or organization's goods, products or services; or

         e. Oral or written publication of material that violates a person's right of privacy.

17. POLLUTANTS means any solid, liquid, gaseous, or thermal irritant or contaminant. The term includes, but is not limited to smoke, vapor, soot, fumes, acids, alkalis, chemicals, asbestos, lead and waste. Waste included medical waste from your operations and materials to be recycled, reconditioned or reclaimed.

18.      PRODUCTS-COMPLETED OPERATIONS HAZARD:

         a. Includes all BODILY INJURY and PROPERTY DAMAGE occurring away from premises you own or rent and arising out of YOUR PRODUCT or YOUR WORK except:

                  1)       Products that are still in your physical possession;
                           or

                  2) Work that has not yet been completed or abandoned. However, YOUR WORK will be deemed completed at the earliest of the following times:

                           a) When all of the work called for in your contract has been completed.

                           b) When all of the work to be done at the site has been completed if your contract calls for work at more than one site.

                           c) When that part of the work done at a job site has been put to its intended use by any person or organization other than another contractor or subcontractor working on the same project.

         Work that may need service, maintenance, correction, repair or replacement, but which is otherwise complete, will be treated as completed.

         b. Does not include BODILY INJURY or PROPERTY DAMAGE arising out of:

                  1) The transportation of property, unless the injury or damage arises out of a condition in or on a vehicle not owned or operated by you and that condition was created by the "loading or unloading" of that vehicle by any insured; or

                  2) The existence of tools, uninstalled equipment or abandoned or unused materials.

19. PROFESSIONAL SERVICES means those health care or medical services you normally provide as a healthcare facility, including but not limited to:

         a. The furnishing of food or beverages in connection with such services;

         b. Furnishing or dispensing of drugs or medical, dental or surgical supplies or appliances;

         c. The handling or treatment of deceased human bodies, including autopsies, organ donation or other procedures; and

         d. Failure to disclose to a patient any healthcare provider financial incentive plan which could affect such patient's treatment.

20.      PROPERTY DAMAGE means:

         a. Physical harm, including all resulting loss of use of that property. All such loss of use shall be deemed to occur at the time of the physical harm that caused it; or

         b. Loss of use of tangible property that is not physically harmed. All such loss shall be deemed to occur at the time of the OCCURRENCE that caused it.

21. UNFAIR DISCRIMINATION means the illegal treatment of persons based on their race, color, creed, religion, age, sex, sexual preference, physical disability, marital status, pregnancy or national origin.

22. WRONGFUL ACT means a negligent act, error, omission, mistatement or misleading statement, or a breach of duty.

22. WRONGFUL DISCHARGE means the unfair or unjust termination of an employment relationship:

         a.       Which breaches an implied agreement to continue employment; or

         b. Which inflicts emotional distress upon the EMPLOYEE, invades his or her privacy, or is the result of fraud; or

         c.       Which retaliates for:

                  1) A refusal by the EMPLOYEE to participate in acts that violate public policy; or

                  2)       The EMPLOYEE'S exercise of legal rights.

24. YOUR PRODUCT means any goods or products, other than real property, manufactured, sold, handled, distributed or disposed of by:

         a.       You;

         b.       Others trading under your name;

         c. Person or organization whose business or assets you have acquired; and

         d. Containers (other than vehicles), materials, parts or equipment furnished in connection with such goods or products.

         YOUR PRODUCT includes warranties or representations made at any time with respect to the fitness, quality, durability, performance or use of YOUR PRODUCT, and the providing of or failure to provide warnings or instructions.

         YOUR PRODUCT does not include vending machines or other property rented to or located for the use of others but not sold.

24. YOUR WORK means work or operations performed by you or on your behalf; and materials, parts or equipment furnished in connection with such work or operations.

         YOUR WORK includes warranties and representations made at any time with respect to the fitness, quality, durability, performance or use of YOUR WORK, and the providing of or failure to provide warnings or instructions.

(CNA LOGO)                                             POLICY CHANGE ENDORSEMENT




     HEALTHCARE FACILITIES PROFESSIONAL LIABILITY COVERAGE FORM-CLAIMS MADE
                    GOVERNMENT ACCESS TO RECORDS ENDORSEMENT


------------------------------------------------------------------------------------------------------

    POLICY      COLUMBIA CASUALTY COMPANY                     A         POLICY NO.:
    ISSUED      CNA PLAZA                                   STOCK
       By:      CHICAGO, ILLINOIS 60685                    COMPANY      2234-89150

------------------------------------------------------------------------------------------------------
PRODUCER'S      AMOS GROUP, LLC                           PRODUCER'S    NONE
  NAME AND      300 EAST BORAD STREET, SUITE 104            CODE:
  ADDRESS:      STATESVILLE, NORTH CAROLINA 28677

------------------------------------------------------------------------------------------------------

     NAMED      RADIATION THERAPY SERVICES, INC.           WHEN IS      OCTOBER 1, 2003
  INSURED:      2234 COLINIAL BOULEVARD                    CHANGE       AT 12:01 A.M. HOUR AND MINUTE
                FORT MYERS, FLORIDA 33907                 EFFECTIVE:

------------------------------------------------------------------------------------------------------

  HOW YOUR POLICY IS CHANGED:

  The following Additional Condition is added to the Professional Liability Coverage Form-Claims Made (RTSI_0020) in compliance with the requirements of 42 U.S.C. Section 1395x(v)(1)(l). of the Omnibus Reconciliation Act of 1980:

  o Upon written request, we will allow the Secretary of Health and Human Services and the Comptroller General access to the policy and necessary books, documents and records to verify the cost of the policy, to the extent required by law. Access will also be allowed to subcontracts between us and any related organization of ours and to its books, documents and records. Such access will be provided up to four years after the services furnished under this policy end.


  All other terms and conditions remain the same.
  This Endorsement is effective only when signed by our authorized representative.

                                ---------------------------------------------
                                        (Authorized Representative)

   HP-2712-A
   (ED. 02/03)

                                SERVICE OF SUIT


It is agreed that in the event of the failure of Insurers to pay any amount claimed to be due hereunder, Insurers, at the request of the Insured, will submit to the jurisdiction of any Court of competent jurisdiction within the United States and will comply with all requirements necessary to give such Court jurisdiction and all matters arising hereunder shall be determined in accordance with the law and practice of such Court.

It is further agreed that service of process in such suit may be made upon the Service of Suit nominees:

                           Counsel, Legal Department
                      Columbia Casualty Insurance Company
                                   CNA Plaza
                            Chicago, Illinois 60685

The Service of Suit nominees stated above are authorized and directed to accept service of process on behalf of Insurers in any such suit and/or upon the Insured's request to give a written undertaking to the Insured that they will enter a general appearance upon Insurers' behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, Insurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Insured or any beneficiary hereunder arising out of this Policy and hereby designate the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.


        ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.


Named Insured:                                 Radiation Therapy Services, Inc.
Policy Number:                                 2234-89150
Endorsement Effective Date:                    October 1, 2003
Endorsement Number:                            1
Endorsement Issue Date:                        October 1, 2003

                             INSURED ORGANIZATIONS
                                    HCF 002


It is hereby agreed and understood, and in consideration for the premium charged, your policy is changed as follows:

SECTION III - COMMERCIAL GENERAL LIABILITY does not apply to any practice of an insured physician.

SECTION II - MANAGED CARE AND INSURANCE COMPANY ERROR AND OMISSIONS CLAIMS MADE LIABILITY does not apply to any insured under this policy.



























        ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.


Named Insured:                                Radiation Therapy Services, Inc.
Policy Number:                                2234-89150
Endorsement Effective Date:                   October 01, 2003
Endorsement Number:                           2
Endorsement Issue Date:                       October 01, 2003

                             INSURED ORGANIZATIONS
                                    HCF 003


It is hereby agreed and understood, and in consideration for the premium charged, your policy is changed as follows:


         "The Named Insured and Address item on the Declarations page of this policy is completed to include the list of Insureds on file with the Radiation Therapy Services, Inc., Risk Management Department. This listing includes the various Retroactive Dates and sub-limits of coverage for each insured under this policy. That exhibit is incorporated here by reference."


























           ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.


Named Insured:                                 Radiation Therapy Services, Inc.
Policy Number:                                 2234-89150
Endorsement Effective Date:                    October 01, 2003
Endorsement Number:                            3
Endorsement Issue Date:                        October 01, 2003

         THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

             THIS ENDORSEMENT IS PROVIDED ON A "CLAIMS-MADE" BASIS.
                 PLEASE READ THE ENTIRE ENDORSEMENT CAREFULLY.

               MODIFICATION TO SECTION I PROFESSIONAL LIABILITY -
            REIMBURSEMENT OF MEDICAL BOARD LICENSING HEARING COSTS
                                    HCF 017

The following coverage is added to Section I. of your policy.

Limit Applicable to This Endorsement
$25,000          Per Hearing Per Physician Sublimit
$75,000          Aggregate Sublimit Per Physician, this is subject to the shared policy aggregate limit.

(PART OF THE HEALTHCARE FACILITY PROFESSIONAL LIABILITY, MANAGED CARE ERRORS & OMISSIONS AND COMMERCIAL GENERAL LIABILITY LIMIT OF INSURANCE)

A.  WHAT WE WILL REIMBURSE

We will reimburse HEARING COSTS which arise out of HEARINGS against physicians scheduled under the policy.

We will have no right or duty to defend any physician in any HEARING.

B.  LIMIT OF INSURANCE

Subject to the Aggregate Limit under Section I. Professional Liability, the applicable limit of insurance shown in this endorsement is the most we will pay for HEARING COSTS under this endorsement.

         1. Per Hearing Per Physician Limit. The Per Hearing Per Physician limit is the most we will reimburse any one physician for costs associated with any one HEARING.

         2. Aggregate Limit Per Physician. The Aggregate Limit Per Physician is the most we will pay for all claims covered under this endorsement.

C.  ADDITIONAL EXCLUSIONS APPLICABLE TO THIS ENDORSEMENT

This insurance does not apply to HEARINGS:


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         1.       Medical Staff Privileges. Arising out of or resulting from the appointment or reappointment to medical staff or the revocation or restriction of medical staff privileges by any healthcare facility or managed care organization.

         2. Completion or Alteration of Medical Records. Arising out of or resulting from disputes over timely completion or alteration of medical records.

         3. Fraud, Abuse, or Non-compliance. Arising out of or resulting from fraud, abuse, or willful non-compliance with the rules and regulations of Medicaid / Medicare or any other program of a local, state or federal agency.

         4. Substance Abuse. Arising out of or resulting from allegations of substance abuse by the physician.

         5. Improper Prescriptions. Arising out of or resulting from allegations of improper prescription of any medication. This includes prescriptions provided without an appropriate history and physical.

D.   GENERAL CONDITIONS

         1.       DUTIES IN THE EVENT OF A HEARING

                  The physician must give us written notice by registered or certified mail of a hearing that has been brought against the physician. Our obligation with respect to HEARING costs will commence at such time as we receive written notification of this HEARING.

E.   DEFINITIONS APPLICABLE TO THIS ENDORSEMENT

         1. HEARINGS means investigations conducted by or administrative proceedings or actions brought by state medical licensing departments.

         2. HEARING COSTS means reasonable and customary fees and expenses of legal counsel and expert consultants, including their costs and expenses of investigation and travel, costs of transcripts, court filing fees and other reasonable costs and expenses incurred in the defense of an administrative proceeding or action. However, the hearing costs associated with appeals are considered part of those incurred during the original proceeding.



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Hearing costs do not include salary, charges or incidental expenses of the insured's employees, officials or agents, or any sanctions, penalties, fines or other monetary penalties imposed upon physicians by a regulatory agency.

















        ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.


Named Insured:                                 Radiation Therapy Services, Inc.
Policy Number:                                 2234-89150
Endorsement Effective Date:                    October 01, 2003
Endorsement Number:                            4
Endorsement Issue Date:                        October 01, 2003


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           PRE AND POST JUDGMENT INTEREST INCLUDED WITHIN THE LIMITS
                                  OF LIABILITY
                                   ZC 13034

The following is deleted from Common Coverage Provisions 3. ADDITIONAL BENEFITS AVAILABLE UNDER ALL SECTION OF THIS POLICY:

     A. We will pay prejudgment and post-judgment interest only on that part of any judgment we pay. We won't pay any prejudgment interest that accrues after we offer to pay the limit of insurance that applies. We won't pay any post-judgment interest that accrues after we pay or offer to pay our share of the judgment.

The following is added to Common Coverage Provisions 1. WHAT WE WILL PAY:

         We will pay prejudgment and post-judgment interest only on that part of any judgment we pay. We won't pay any prejudgment interest that accrues after we offer to pay the limit of insurance that applies. We won't pay any post-judgment interest that accrues after we pay or offer to pay our share of the judgment.















        ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.


 Named Insured:                                Radiation Therapy Services, Inc.
 Policy Number:                                2234-89150
 Endorsement Effective Date:                   October 01, 2003
 Endorsement Number:                           5
 Endorsement Issue Date:                       October 01, 2003


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                    DEFENSE COSTS INSIDE LIMIT OF INSURANCE
                                    ZC 13034

 Under Section I. Professional Liability, it is agreed that the CLAIMS costs we incur to defend a CLAIM will be part of the limit of insurance and will reduce your limit of insurance.

































        ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.


 Named Insured:                                 Radiation Therapy Services, Inc.
 Policy Number:                                 2234-89150
 Endorsement Effective Date:                    October 01, 2003
 Endorsement Number:                            6
 Endorsement Issue Date:                        October 01, 2003


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                             LOCUM TENENS COVERAGE
                                    ZC13034


Section I.,D. OTHERS WHO ARE INSUREDS, is amended to include the authorized and appointed locum tenens of any scheduled healthcare professional. The locum tenens shares the applicable limit of insurance with the scheduled healthcare professional and is covered only for the providing or failure to provide professional services in the course and scope of their employment or contract.






























           ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED.


 Named Insured:                                 Radiation Therapy Services, Inc.
 Policy Number:                                 2234-89150
 Endorsement Effective Date:                    October 01, 2003
 Endorsement Number:                            7
 Endorsement Issue Date:                        October 01, 2003


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                               CRIMINAL LIABILITY
                                  ENDORSEMENT

It is agreed unilaterally and in consideration for the premium charged that
Section I C is deleted in its entirety from the policy.




































            ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED

 Named Insured:                                Radiation Therapy Services, Inc.
 Policy Number:                                2234-89150
 Endorsement Effective Date:                   October 01, 2003
 Endorsement Number:                           8
 Endorsement Issue Date:                       October 01, 2003


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                      COLUMBIA CASUALTY INSURANCE COMPANY

                                POLICY STATEMENT
                 RETROSPECTIVE PREMIUM CREDITS AND ASSESSMENTS

              Attached to and forming part of Policy #:2234-89150


The specific medical professional/commercial general liability policy (the "Policy") issued by Lexington Insurance Company (the "Company") to RADIATION THERAPY SERVICES, INC., (the "Insured") is a retrospectively rated policy. Retrospective premium adjustments shall be determined in accordance with this Policy Statement. Only that portion of the risk retained by the Company shall be retrospectively rated.

     1.   PREMIUM

         This is a retrospectively rated insurance program. Accordingly, premium designated on the Policy is an advance premium only, which shall be credited against the amount of the earned premium due to the Company hereunder. The Company may at any time assess additional retrospective premium assessments against the Policy and shall determine retrospective premium credits to be received by the Insured as provided in this Policy Statement.

          A.  DETERMINATION OF RETROSPECTIVE PREMIUM CREDITS AND ASSESSMENTS

              Retrospective premium credits and assessments will be determined for the Policy Period based on the exposures in such Policy Period, as adjusted by audit if such audit is performed. The Company's actuary shall compute annually the discounted outstanding losses for the Policy Period. If the discounted outstanding losses plus allocated overhead expenses thus computed exceeds the net asset balance in respect of the Policy Period, the difference may be treated as an assessment. Retrospective premium assessments levied against the Insured will be adjusted to the premium charge for the Policy Period generating the assessment. Any such assessment levied by the Company will be payable as directed by the Company.

              If the discounted outstanding losses plus allocated overhead expenses thus computed is less than the net asset balance in respect of the Policy Period, the difference will be a retrospective premium credit and will be paid to the Insured, as directed by the Company, in cash or as an offset to current or future premium due to the Company. The amount of retrospective premium credits will be reflected in the Company's reserve for retrospective adjustments.

          B.  MAXIMUM AMOUNTS OF RETROSPECTIVE PREMIUM ASSESSMENTS AND CREDITS



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              The sum of aggregate premium assessments together with premium paid on the Policy for the Policy Period as described above for the Policy Period, plus the aggregate amount of advance premium paid in respect of such Policy Period, less retroactive premium credits in respect of such Policy Period, shall not exceed 85% of the shared aggregate limit of the Policy.

         C.   RETROSPECTIVE PREMIUM ASSESSMENTS AND CREDITS - BASIS

              1.      DISCOUNTING RESERVES

                      The reserves of the Company will be established on a discounted basis to reflect anticipated future investment earnings. Therefore, in comparing reserves to assets available to pay claims, future investment earnings of the Company will not be considered.

              2.      TIMING

                      Retrospective premium assessments and credits will be calculated based on the aggregate experience of the program and will not be related to the experience of any one named insured.

                      There shall be no fixed time limit on the assessment of additional premiums; rather, the Policy will remain assessable until all claims thereunder have been paid, settled or otherwise resolved.

                             ADDITIONAL DEFINITIONS

As used in this Policy Statement:

         "Advance Premium" shall mean the premium charged for coverage afforded by the Company prior to application of any retrospective premium assessments or credits, determined with consideration of: expected discounted losses and all costs, expenses (including loss adjustment expenses), interest and bond payments related thereto arising out of claims covered by this Policy; and margin for adverse development authorized by the Company; and allocated overhead expenses of the Company.

         "Allocated overhead expenses" shall mean any overhead expenses of the Company which are allocated to the Policy by the Company. Allocated overhead expenses do not include loss adjustment expenses.

         "Discounted outstanding losses" shall mean the sum of the following elements:

         (a) all reserves for outstanding losses (reserves for known cases and anticipated development on known cases) and loss adjustment expenses,


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                  discounted to their present value using the discount factors determined by the actuary and which are utilized in the actuarial report analyzing the Company's reserves for the Policy Period during which the credit or assessment is determined;

         (b) outstanding interest accruing before and after entry of judgement;

         (c) outstanding expenses incurred in obtaining recovery against a third party; and

         (d) any other outstanding costs allocated against specific claims made in the Policy Period.

         "Policy Period" shall mean the period commencing on October 01, 2003 and ending October 14, 2004.

         "Loss adjustment expenses" shall mean actual expense payments and reserves for expenses as estimated by the Company for items of expense directly and definitely chargeable to a specific claim involving litigation or possible litigation, less recoveries from third parties. Loss adjustment expenses shall also include an amount, if any determined by the Company for items of expense not directly and definitely chargeable to a specific claim involving litigation or possible litigation (e.g., management services, legal services and other overhead expense items).

         "Net Asset Balance" shall mean:

         (a)      The sum of the following elements:

                  (i) the accumulated retrospective premium credit or assessment, if any with respect to prior coverage of the Insured by the Company which was applied to this Policy Period, calculated as the last day of the immediately preceding Policy Period; and

                  (ii) the amount of premium paid to the Company and considered earned during the Policy Period with respect to coverage subject to retrospective rating.

         (b) Adjusted for the following which occurred during the annual period under review:

                  (i) decreased (or increased) by retrospective premium credits (or retrospective premium assessments), if any, in respect of this Policy Period.

                  (ii) decreased by paid losses (net of recoveries) and loss adjustment expenses in respect of this Policy Period.

                  (iii) increased (or decreased if the net asset balance is negative) by a portion of the net investment income of the Loss Fund.

                  (iv) increased (or decreased) by other miscellaneous income (or expense) in respect of this Policy Period; and

                  (v) decreased by allocated overhead expenses in respect of this Policy Period.


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For purposes of allocating net investment income to the net asset balance for the Policy Period, an estimate of the Policy Period's net investment income will be made. After the actual amounts of the estimated net investment income become known, the amount of net investment income allocated to the net asset balance for the Policy Period will be adjusted, if necessary. Such adjustment will be made during the annual period immediately succeeding the Policy Period.































            ALL OTHER TERMS AND CONDITIONS OF THIS POLICY REMAIN UNCHANGED

 Named Insured:                               Radiation Therapy Services, Inc.
 Policy Number:                               2234-89150
 Endorsement Effective Date:                  October 01, 2003
 Endorsement Number:                          9
 Endorsement Issue Date:                      October 01, 2003